DOE (Title XVII)                            GEORGIA POWER COMPANY

Exhibit 4.2

NOTE PURCHASE AGREEMENT made as of February 20, 2014, by and among the FEDERAL FINANCING BANK ("FFB"), a body corporate and instrumentality of the United States of America, GEORGIA POWER COMPANY (the "Borrower"), a corporation duly organized and existing under the laws of the State of Georgia, and the SECRETARY OF ENERGY, acting through the Department of Energy (the "Secretary").

WHEREAS, the Secretary is authorized, pursuant to the Guarantee Act (as hereinafter defined), to guarantee loans that meet the requirements of the Guarantee Act; and

WHEREAS, FFB is authorized, under section 6(a) of the FFB Act (as hereinafter defined), to make commitments to purchase, and to purchase on terms and conditions determined by FFB, any obligation that is issued, sold, or guaranteed by an agency of the United States of America; and

WHEREAS, pursuant to the FFB Act, FFB has entered into the Program Financing Agreement (as hereinafter defined) with the Secretary setting forth the commitment of FFB to enter into agreements to purchase notes issued by entities designated by the Secretary when those notes have been guaranteed by the Secretary, and the commitment of the Secretary to guarantee those notes; and

WHEREAS, pursuant to the Program Financing Agreement, the Secretary has delivered to FFB and the Borrower a Designation Notice (as hereinafter defined) designating the Borrower to be a "Borrower" for purposes of the Program Financing Agreement; and

WHEREAS, FFB is entering into this Note Purchase Agreement, as authorized by section 6(a) of the FFB Act and in fulfillment of its commitment under the Program Financing Agreement, setting

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DOE (Title XVII)                            GEORGIA POWER COMPANY

out, among other things, FFB's agreement to purchase, pursuant to the FFB Act, the Note (as hereinafter defined) to be issued by the Borrower, when the terms and conditions specified herein have been satisfied, as hereinafter provided.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FFB, the Secretary, and the Borrower agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF INTERPRETATION

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the respective meanings specified in this section 1.1, unless the context clearly requires otherwise.

"Advance" shall mean an advance of funds made by FFB under the Note in accordance with the provisions of article 7 of this Agreement.

"Advance Identifier" shall mean, for each Advance, the particular sequence of letters and numbers constituting the Note Identifier plus the particular sequence of additional numbers assigned by FFB to the respective Advance in the interest rate confirmation notice relating to such Advance delivered by FFB in accordance with section 7.7 of this Agreement.

"Advance Request" shall mean a letter from a Borrower requesting an Advance under the Note, in the form of letter attached as Exhibit A to this Agreement.

"Advance Request Approval Notice" shall mean the written notice from the Department located at the end of an Advance Request advising FFB that such Advance Request has been approved on behalf of the Secretary.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

"Borrower Instruments" shall have the meaning specified in section 3.2.1 of this Agreement.

"Borrower State" shall have the meaning specified in Schedule I to this Agreement.

"Business Day" shall mean any day on which FFB and the Federal Reserve Bank of New York are both open for business.

"Certificate Specifying Authorized Borrower Signatories" shall mean a certificate of the Borrower specifying the names and titles of those individuals who are authorized to execute and deliver from time to time Advance Requests on behalf of the Borrower, and containing the original signature of each of those individuals, substantially in the form of the Certificate Specifying Authorized Borrower Signatories attached as Exhibit B to this Agreement.

"Certificate Specifying Authorized Department Officials" shall mean a certificate specifying the names and titles of those officials of the Department who are authorized to execute and deliver Advance Request Approval Notices from time to time on behalf of the Secretary and setting out the original signature of each of those authorized officials, and specifying the name and title of those officials of the Department who are authorized to confirm telephonically the authenticity of the Advance Request Approval Notices from time to time on behalf of the Secretary and setting out the telephone number of each of those authorized officials, in the form of the Certificate Specifying Authorized Department Officials attached as Annex 1 to the Program Financing Agreement.

"Department" shall mean the Department of Energy.

"Designation Notice" shall mean, generally, a notice from the Secretary to FFB and the particular entity identified therein as the respective "Borrower," designating that entity to be a "Borrower" for purposes of the Program Financing Agreement, in the form of notice that is attached as Annex 2 to the Program Financing Agreement; and "the Designation Notice" shall mean the particular Designation Notice completed and delivered by the Secretary to FFB and

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DOE (Title XVII)                            GEORGIA POWER COMPANY

the Borrower designating the Borrower to be a "Borrower" for purposes of the Program Financing Agreement.

"FFB Act" shall mean the Federal Financing Bank Act of 1973 (Pub. L. No. 93-224, 87 Stat. 937, codified at 12 U.S.C. § 2281 et seq.), as amended.

"Governmental Approval" shall mean any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority having jurisdiction over the Borrower or any of its properties.

"Governmental Authority" shall mean any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

"Governmental Judgment" shall mean any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over the Borrower or any of its properties.

"Governmental Registration" shall mean any registration, filing, declaration, or notice, or any other action of a similar nature, with or to a Governmental Authority having jurisdiction over the Borrower or any of its properties.

"Governmental Rule" shall mean any statute, law, rule, regulation, code, or ordinance of a Governmental Authority having jurisdiction over the Borrower or any of its properties.

"Guarantee Act" shall mean Title XVII of the Energy Policy Act of 2005 (Pub. L. No. 109-58, 119 Stat. 594, 1117, codified at 42 U.S.C. § 16511 et seq.), as amended.

"Holder" shall mean FFB, for so long as it shall be the holder of the Note, and any successor or assignee of FFB, for so long as such successor or assignee shall be the holder of the Note.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

"Loan Commitment Amount" shall have the meaning specified in Schedule I to this Agreement.

"Loan Guarantee Agreement" shall have the meaning specified in Schedule I to this Agreement.

"Loan Servicer" shall mean the Department, acting through the Loan Programs Office.

"Material Adverse Effect on the Borrower" shall mean any material adverse effect on the financial condition, operations, business or prospects of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Borrower Instruments.

"Note" shall mean a future advance promissory note payable to FFB, in the form of note that is attached as Exhibit C to this Agreement, as such Note may be amended, supplemented, and restated from time to time in accordance with its terms.

"Note Identifier" shall mean the particular sequence of letters and numbers assigned by FFB to the Note in the Principal Instruments acceptance notice relating to the Note delivered by FFB in accordance with section 5.1 of this Agreement.

"Opinion of Borrower's Counsel re: Borrower Instruments" shall mean an opinion of counsel from counsel to the Borrower, substantially in the form of opinion that is attached as Exhibit D to this Agreement.

"Opinion of Secretary's Counsel re: Secretary's Guarantee" shall mean an opinion of counsel from counsel to the Secretary, substantially in the form of opinion that is attached as Exhibit E to this Agreement.

"Other Debt Obligation" shall mean any note or any other evidence of an obligation for borrowed money of a similar nature, made or issued by the Borrower (other than the Note purchased by FFB under this Agreement), or any mortgage, indenture, deed of trust or loan agreement with respect thereto to which the Borrower is a party or by which

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DOE (Title XVII)                            GEORGIA POWER COMPANY

the Borrower or any of its properties is bound (other than this Agreement).

"Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trust company, unincorporated organization or Governmental Authority.

"Principal Instruments" shall have the meaning specified in section 4.2 of this Agreement.

"Program Financing Commitment Amount" shall have the meaning specified in section 1.1 of the Program Financing Agreement.

"Program Financing Agreement" shall mean the Program Financing Agreement dated as of September 2, 2009, between FFB and the Secretary, as such agreement may be amended, supplemented, and restated from time to time in accordance with its terms.

"Project State" shall have the meaning specified in Schedule I to this Agreement.

"Requested Advance Amount" shall have the meaning specified in section 7.3.1(a)(2) of this Agreement.

"Requested Advance Date" shall have the meaning specified in section 7.3.1(a)(3) of this Agreement.

"Secretary's Certificate" shall mean a certificate relating to the Secretary's Guarantee and other matters, in the form of certificate that is attached as Exhibit F to this Agreement.

"Secretary's Guarantee" shall mean a guarantee of the Note issued by the Secretary, in the form of guarantee that is attached as Exhibit G to this Agreement.

"Secretary's Instruments" shall have the meaning specified in section 3.3.1 this Agreement.

"Security Instruments" shall have the meaning specified in Schedule I to this Agreement.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

"this Agreement" shall mean this Note Purchase Agreement between FFB, the Secretary, and the Borrower.

"Uncontrollable Cause" shall mean an unforeseeable cause beyond the control and without the fault of FFB, being:  act of God, fire, flood, severe weather, epidemic, quarantine restriction, explosion, sabotage, act of war, act of terrorism, riot, civil commotion, lapse of the statutory authority of the United States Department of the Treasury to raise cash through the issuance of Treasury debt instruments, disruption or failure of the Treasury Financial Communications System, closure of the Federal Government, or an unforeseen or unscheduled closure or evacuation of the FFB offices.

Section 1.2 Rules of Interpretation.

Unless the context shall otherwise indicate, the terms defined in section 1.1 of this Agreement shall include the plural as well as the singular and the singular as well as the plural.  The words "herein," "hereof," and "hereto," and words of similar import, refer to this Agreement as a whole. All references to "the Secretary" herein shall mean the Secretary in his or her official, and not individual, capacity, and shall include designates thereof that may be duly authorized from time to time.

ARTICLE 2

FFB COMMITMENT TO PURCHASE THE NOTE

Subject to the terms and conditions of this Agreement, FFB agrees to purchase the Note that is offered by the Borrower to FFB for purchase under this Agreement.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

ARTICLE 3

COMMITMENT CONDITIONS

FFB shall be under no obligation to purchase the Note under this Agreement, and the Secretary shall be under no obligation to issue the Secretary's Guarantee guaranteeing such Note, unless and until each of the conditions specified in this article 3 has been satisfied.

Section 3.1 Commitment Amount Limits.

3.1.1 Loan Commitment Amount. The maximum principal amount of the Note that is offered for purchase shall not exceed the Loan Commitment Amount.

3.1.2 Program Financing Commitment Amount. At the time that the Note is offered to FFB for purchase under this Agreement, the maximum principal amount of the Note, when added to the aggregate maximum principal amount of all other notes that have been issued by entities that have been designated by the Secretary in Designation Notices to be "Borrowers" for purposes of the Program Financing Agreement and which notes have been guaranteed by the Secretary pursuant to the Guarantee Act, shall not exceed the Program Financing Commitment Amount.

Section 3.2 Borrower Instruments.

3.2.1 Borrower Instruments. FFB shall have received the following instruments (such instruments being, collectively, the "Borrower Instruments"):

(a) an original counterpart of this Agreement, duly executed by the Borrower; and

(b) the original Note, with all of the blanks on page 1 of the Note filled in with information consistent with the information set out in the Designation Notice, and duly executed by the Borrower.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

3.2.2 Opinion of Borrower's Counsel re: Borrower Instruments. FFB shall have received an Opinion of Borrower's Counsel re: Borrower Instruments.

3.2.3 Certificate Specifying Authorized Borrower Signatories. FFB shall have received a completed and signed Certificate Specifying Authorized Borrower Signatories.

Section 3.3 Secretary's Instruments.

3.3.1 Secretary's Instruments. FFB shall have received the following instruments (such instruments being, collectively, the "Secretary's Instruments"):

(a) an original counterpart of this Agreement, duly executed by or on behalf of the Secretary;

(b) the original Secretary's Guarantee relating to the Note, duly executed by or on behalf of the Secretary; and

(c) an original Secretary's Certificate relating to the Secretary's Guarantee and other matters, duly executed by or on behalf of the Secretary.

3.3.2 Opinion of Secretary's Counsel re: Secretary's Guarantee. FFB shall have received an Opinion of Secretary's Counsel re: Secretary's Guarantee.

Section 3.4 Conditions Specified in Other Agreements.

Each of the conditions specified in the Program Financing Agreement as being conditions to purchasing the Note shall have been satisfied, or waived by FFB or the Secretary, as the case may be.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

ARTICLE 4

OFFER OF THE NOTE FOR PURCHASE

The Note that is to be offered to FFB for purchase under this Agreement shall be offered in accordance with the procedures described in this article 4.

Section 4.1 Delivery of Borrower Instruments to the Secretary.

The Borrower shall deliver to the Secretary, for redelivery to FFB, the following:

(a) all of the Borrower Instruments, each duly executed by the Borrower;

(b) an Opinion of Borrower's Counsel re: Borrower Instruments; and

(c) a completed and signed Certificate Specifying Authorized Borrower Signatories.

Section 4.2 Delivery of Principal Instruments by the Secretary to FFB.

The Secretary shall deliver to FFB all of the following instruments (collectively being the "Principal Instruments":

(a) all of the instruments described in section 4.1;

(b) all of the Secretary's Instruments, each duly executed by the Secretary; and

(c) an Opinion of Secretary's Counsel re: Secretary's Guarantee.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

ARTICLE 5

PURCHASE OF THE NOTE BY FFB

Section 5.1 Acceptance or Rejection of Principal Instruments.

Within 5 Business Days after delivery to FFB of the Principal Instruments relating to the Note that is offered for purchase under this Agreement, FFB shall deliver by facsimile transmission (fax) to the Department one of the following:

(a) an acceptance notice, which notice shall:

(1) state that the Principal Instruments meet the terms and conditions detailed in article 3 of this Agreement, or are otherwise acceptable to FFB; and

(2) assign a Note Identifier to such Note for use by the Borrower and the Department in all communications to FFB making reference to such Note; or

(b) a rejection notice, which notice shall state that one or more of the Principal Instruments does not meet the terms and conditions of this Agreement and specify how such instrument or instruments does not meet the terms and conditions of this Agreement.

Section 5.2 Purchase.

FFB shall not be deemed to have accepted the Note offered for purchase under this Agreement until such time as FFB shall have delivered an acceptance notice accepting the Principal Instruments relating to the Note; provided, however, that in the event that FFB shall make an Advance under the Note, then FFB shall be deemed to have accepted the Note offered for purchase.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

ARTICLE 6

CUSTODY OF NOTE; LOSS OF NOTE, ETC.

Section 6.1 Custody.

FFB shall have custody of the Note purchased under this Agreement until all amounts owed under the Note have been paid in full.

    Section 6.2 Lost, Stolen, Destroyed, or Mutilated Note.

In the event that the Note purchased under this Agreement shall become lost, stolen, destroyed, or mutilated, the Borrower shall, upon a written request made by FFB to the Borrower, with a copy to the Secretary, execute and deliver to FFB, in replacement thereof, a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed, or mutilated Note or, if no interest has been paid thereon, dated the same date as such lost, stolen, destroyed, or mutilated Note. Upon delivery of such replacement Note to FFB, the Borrower shall be released and discharged from any further liability on account of the lost, stolen, or destroyed Note. If the Note being replaced has been mutilated, such mutilated Note shall be surrendered to the Borrower for cancellation. The Secretary shall deliver to FFB a confirmation that the Secretary's Guarantee related to the lost, stolen, destroyed, or mutilated Note remains in full force and effect with respect to the replacement Note.

ARTICLE 7

ADVANCES

Section 7.1 Commitment.

Subject to the terms and conditions of this Agreement, FFB agrees to make Advances under the Note for the account of the Borrower.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

Section 7.2 Treasury Policies Applicable to Advances.

Each of the Borrower and the Secretary understands and consents to the following Treasury financial management policies generally applicable to all advances of funds:

(a) each Advance will be requested by the Borrower, and each Advance Request will be approved by the Secretary, only at such time and in such amount as shall be necessary to meet the immediate payment or disbursing need of the Borrower;

(b) except for Advances to reimburse the Borrower for expenditures that it has made from its own working capital, generally each Advance will be requested to be disbursed directly to the Person(s) to whom the Borrower is obligated to make payments;

(c) Advances for investment purposes will not be requested by the Borrower or approved by the Secretary; and

(d) all interest earned on any lawful and permitted investment of Advances in excess of the interest accrued on such Advances will be remitted to FFB.

Section 7.3 Conditions to Making Advances.

FFB shall be under no obligation to make any Advance under the Note unless and until each of the conditions specified in this section 7.3 is satisfied.

7.3.1 Advance Requests. For each Advance, the Borrower shall have delivered to the Secretary, for review and approval before being forwarded to FFB, an Advance Request, which Advance Request:

(a) shall specify, among other things:

(1) the particular "Note Identifier" that FFB assigned to this Note (as provided in section 5.1 of this Agreement;

(2) the particular amount of funds that the Borrower requests to be advanced (such amount

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DOE (Title XVII)                            GEORGIA POWER COMPANY

being the "Requested Advance Amount" for the respective Advance);

(3) the particular calendar date that the Borrower requests to be the date on which the respective Advance is to be made (such date being the "Requested Advance Date" for such Advance), which date:

(A) must be a Business Day; and

(B) shall not be earlier than the third Business Day to occur after the date on which FFB shall have received the respective Advance Request;

(4) the particular bank account or accounts to which the Borrower requests that the respective Advance be made;

(5) the particular calendar date that the Borrower selects to be the date on which the respective Advance is to mature (such date being the "Maturity Date" for such Advance), which date must meet all of the following criteria:

(A) the Maturity Date for the respective Advance must be a "Payment Date" (as that term is defined in paragraph 7 of the Note); and

(B) the Maturity Date for the respective Advance may not be a date that will occur after the particular date specified on page 1 of the Note as being the "Final Maturity Date"; and

(C) the period of time between the Requested Advance Date for the respective Advance and the Maturity Date for such Advance may not be less than 90 days; and

(b) shall have been duly executed by an individual whose name and signature appear on the

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DOE (Title XVII)                            GEORGIA POWER COMPANY

Certificate Specifying Authorized Borrower Signatories delivered by the Borrower to FFB pursuant to section 4.1(c) or section 11.4 of this Agreement; and

(c) shall have been received by FFB not later than the specified number of Business Days in section 7.4(b) hereof before the Requested Advance Date specified in such Advance Request.

7.3.2 Advance Request Approval Notice. For each Advance, the Secretary shall have delivered to FFB the Borrower's executed Advance Request, together with the Department's executed Advance Request Approval Notice, which Advance Request Approval Notice:

(a) shall have been duly executed on behalf of the Secretary by an official of the Department whose name and signature appear on the Certificate Specifying Authorized Department Officials delivered to FFB pursuant to section 3.1.3 or section 6.1 of the Program Financing Agreement; and

(b) shall have been received by FFB not later than the third Business Day before the Requested Advance Date specified in such Advance Request.

7.3.3 Telephonic Confirmation of Authenticity of Advance Request Approval Notices. For each Advance, FFB shall have obtained telephonic confirmation of the authenticity of the related Advance Request Approval Notice from an official of the Department:

(a) whose name, title, and telephone number appear on the Certificate Specifying Authorized Department Officials that has been delivered by the Secretary to FFB pursuant to section 3.1.3 or section 6.1 of the Program Financing Agreement; and

(b) who is not the same official of the Department who executed the Advance Request Approval Notice on behalf of the Secretary.

7.3.4 Note Maximum Principal Amount Limit.  At the time of making any Advance under the Note, the amount of

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DOE (Title XVII)                            GEORGIA POWER COMPANY

such Advance, when added to the aggregate amount of all Advances previously made under the Note, shall not exceed the maximum principal amount of the Note.

7.3.5 Conditions Specified in Other Agreements.  Each of the conditions specified in the Program Financing Agreement as being conditions to making Advances under the Note, shall have been satisfied, or waived by FFB or the Secretary, as the case may be.

Section 7.4 Amount and Timing of Advances.

FFB shall make each Advance in the Requested Advance Amount specified in the respective Advance Request and on the Requested Advance Date specified in the respective Advance Request, subject to satisfaction of the conditions specified in section 7.3 of this Agreement and subject to the following additional limitations:

(a) in the event that the Requested Advance Date specified in the respective Advance Request is not a Business Day, FFB shall make the respective Advance on the first day thereafter that is a Business Day;

(b) in the event that FFB receives the respective Advance Request and the related Advance Request Approval Notice later than:

(i) the third Business Day before the Requested Advance Date specified in such Advance Request if the Requested Advance Amount specified in the respective Advance Request is less than $500,000,000, FFB shall make the respective Advance as soon as practicable thereafter, but in any event not later than the third Business Day after FFB receives such Advance Request, unless the Borrower delivers to FFB and the Secretary a written cancellation of such Advance Request or a replacement Advance Request specifying a later Requested Advance Date;

(ii) the fifth Business Day before the Requested Advance Date specified in such Advance Request if the Requested Advance Amount specified in the respective Advance Request is equal to or greater than

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DOE (Title XVII)                            GEORGIA POWER COMPANY

$500,000,000 but less than $2,000,000,000, FFB shall make the respective Advance as soon as practicable thereafter, but in any event not later than the fifth Business Day after FFB receives such Advance Request, unless the Borrower delivers to FFB and the Secretary a written cancellation of such Advance Request or a replacement Advance Request specifying a later Requested Advance Date;

(iii) the tenth Business Day before the Requested Advance Date specified in such Advance Request if the Requested Advance Amount specified in the respective Advance Request is equal to or greater than $2,000,000,000, FFB shall make the respective Advance as soon as practicable thereafter, but in any event not later than the tenth Business Day after FFB receives such Advance Request, unless the Borrower delivers to FFB and the Secretary a written cancellation of such Advance Request or a replacement Advance Request specifying a later Requested Advance Date;

(c) in the event that an Uncontrollable Cause prevents FFB from making the respective Advance on the Requested Advance Date specified in the respective Advance Request, FFB shall make such Advance as soon as such Uncontrollable Cause ceases to prevent FFB from making such Advance, unless the Borrower delivers to FFB and the Secretary a written cancellation of such Advance Request or a replacement Advance Request specifying a later Requested Advance Date; and

(d) in the event that FFB receives, not later than 3:30 p.m. (Washington, DC, time) on the Business Day immediately before the Requested Advance Date specified in an Advance Request, a written notice delivered by facsimile transmission of withdrawal or cancellation of the Advance Request Approval Notice, and telephonic confirmation of the withdrawal or cancellation, from an official of the Department whose name, title, and telephone number appear on the Certificate Specifying Authorized Department Officials that has been delivered by the Secretary to FFB pursuant to section 3.1.3 or section 6.1 of the Program Financing Agreement, FFB shall not make the respective Advance.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

Section 7.5 Type of Funds and Means of Advance.

Each Advance shall be made in immediately available funds by electronic funds transfer to such bank account(s) as shall have been specified in the respective Advance Request.

Section 7.6 Interest Rate Applicable to Advances.

7.6.1 Initial Rate Determinations. The rate of interest applicable to each Advance made under the Note shall be established as provided in paragraph 6 of the Note, subject to section 7.6.2 of this Agreement.

7.6.2 Rate Re-determinations. In the event the Borrower elects to extend the maturity of all or any portion of the outstanding principal amount of any Advance, as provided in paragraph 14 of the Note, then the rate of interest applicable to the outstanding principal amount of such Advance shall be re-determined by FFB in accordance with the terms of paragraph 14 of the Note.

Section 7.7 Interest Rate Confirmation Notices.

7.7.1 Initial Rates. After making each Advance, FFB shall deliver, by facsimile transmission, to the Borrower and the Secretary written confirmation of the making of the respective Advance, which confirmation shall:

(a) state the date on which such Advance was made;

(b) state the interest rate applicable to such Advance; and

(c) assign an Advance Identifier to such Advance for use by the Borrower and the Secretary in all communications to FFB making reference to such Advance.

7.7.2 Re-determined Rates. In the event that the rate of interest applicable to the outstanding principal amount of any Advance is re-determined as provided in section 7.6.2. of this Agreement, FFB shall deliver, by facsimile transmission, to the Borrower and the Secretary written confirmation of the re-determination of such interest rate, which confirmation shall state the date on

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DOE (Title XVII)                            GEORGIA POWER COMPANY

which the applicable interest rate was re-determined for such Advance and the re-determined interest rate.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES BY THE BORROWER

The Borrower makes the representations and warranties provided in this article 8 to FFB.

Section 8.1 Organization.

The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Borrower State and is qualified to do business in the Project State.

Section 8.2 Authority.

The Borrower has all requisite corporate power and authority to carry on its business as presently conducted, to execute and deliver this Agreement and each of the other Borrower Instruments, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.

Section 8.3 Due Authorization.

The execution and delivery by the Borrower of this Agreement and each of the other Borrower Instruments, the consummation by the Borrower of the transactions contemplated hereby and thereby, and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action.

Section 8.4 Due Execution.

This Agreement has been, and each of the other Borrower Instruments will have been at the respective time of delivery of each thereof, duly executed and delivered by individuals who are duly authorized to execute and deliver such documents on behalf of the Borrower.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

Section 8.5 Validity and Enforceability.

This Agreement constitutes, and each of the other Borrower Instruments will constitute at the respective time of delivery of each thereof, the legal, valid, and binding agreement of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Section 8.6 No Governmental Actions Required.

No Governmental Approvals or Governmental Registrations are now, or under existing Governmental Rules will in the future be, required to be obtained or made, as the case may be, by the Borrower to authorize the execution and delivery by the Borrower of this Agreement or any of the other Borrower Instruments, the consummation by the Borrower of the transactions contemplated hereby or thereby, or the performance by the Borrower of its obligations hereunder or thereunder.

Section 8.7 No Conflicts or Violations.

The execution and delivery by the Borrower of this Agreement or any of the other Borrower Instruments, the consummation by the Borrower of the transactions contemplated hereby or thereby, and the performance by the Borrower of its obligations hereunder or thereunder do not and will not conflict with or violate, result in a breach of, or constitute a default under (a) any term or provision of the charter documents or bylaws of the Borrower; (b) any of the covenants, conditions or agreements contained in any Other Debt Obligation of the Borrower; (c) any Governmental Approval or Governmental Registration obtained or made, as the case may be, by the Borrower; or (d) any Governmental Judgment or Governmental Rule currently applicable to the Borrower.

Section 8.8 All Necessary Governmental Actions.

The Borrower has not failed to obtain any material Governmental Approval or make any material Governmental Registration required or necessary to carry on the business of the Borrower as presently conducted, and the Borrower reasonably believes that it will not be prevented by any Governmental Authority having jurisdiction over the Borrower from so carrying on its business as presently conducted.

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DOE (Title XVII)                            GEORGIA POWER COMPANY

Section 8.9 No Material Litigation.

(a) There are no lawsuits or judicial or administrative actions, proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against the Borrower which, in the reasonable opinion of the Borrower, is likely to have a Material Adverse Effect on the Borrower.

(b)    Except as disclosed in writing to FFB and the Secretary in Schedule II to this Agreement, there is no litigation or other proceeding pending, or threatened in writing, against the Borrower in any court or before any Governmental Authority which challenges the validity as to the Borrower or the enforceability against the Borrower of any of the Borrower’s Instruments, or seeks to enjoin the performance by the Borrower of, the Borrower’s Instruments.

ARTICLE 9

BILLING BY FFB

Section 9.1 Billing Statements to the Borrower, the Department, and the Loan Servicer.

FFB shall prepare a billing statement for the amounts owed to FFB on each Advance that is made under the Note purchased under this Agreement, and shall deliver each such billing statement to the Borrower, the Department, and the Loan Servicer.

Section 9.2 Failure to Deliver or Receive Billing Statements No Release.

Failure on the part of FFB to deliver any billing statement or failure on the part of the Borrower to receive any billing statement shall not, however, relieve the Borrower of any of its payment obligations under the Note or this Agreement.

Section 9.3 FFB Billing Determinations Conclusive.

9.3.1 Acknowledgment and Consent.  The Borrower acknowledges that FFB has described to it:

NOTE PURCHASE AGREEMENT - page 21

DOE (Title XVII)                            GEORGIA POWER COMPANY

(a) the rounding methodology employed by FFB in calculating the amount of accrued interest owed at any time on the Note; and

(b) the methodology employed by FFB in calculating the payment schedule for the installments of principal due and payable on the Note;

and the Borrower consents to these methodologies.

9.3.2 Agreement.  The Borrower agrees that any and all determinations made by FFB shall be conclusive and binding upon the Borrower with respect to:

(a) the amount of accrued interest owed on the Note determined using this rounding methodology; and

(b) the amount of any scheduled installment payment of principal due and payable on the Note determined using this methodology.

ARTICLE 10

PAYMENTS TO FFB

Each amount that becomes due and owing on the Note purchased under this Agreement shall be paid when and as due, as provided in the Note.

ARTICLE 11

RIGHTS AND AGREEMENTS OF THE SECRETARY AND FFB

Section 11.1 Rights and Agreements related to Enforcement.

11.1.1 Secretary's Authority. In consideration of the Secretary's Guarantee relating to the Note that has been purchased by FFB under this Agreement, the Secretary shall have the sole authority (vis-à-vis FFB), in the case of a default by the Borrower under such Note or the occurrence of

NOTE PURCHASE AGREEMENT - page 22

DOE (Title XVII)                            GEORGIA POWER COMPANY

an Event of Default under the Security Instruments, in respect of acceleration of such Note, the exercise of other available remedies, and the disposition of sums or property recovered.

11.1.2 Acknowledgment of Security Interest. FFB acknowledges that the Borrower has, through the execution of the Security Instruments, pledged and granted a security interest to the "Collateral Agent," for the benefit of the "Secured Parties" (as those terms are defined in the Loan Guarantee Agreement) in certain property of the Borrower to secure the payment and performance of certain obligations owed to the Secretary under, inter alia, the Security Instruments.

11.1.3 FFB Cooperation. FFB shall cooperate with the Secretary to enable the Secretary to exercise and enforce the Secretary's rights and remedies under this Agreement, the Program Financing Agreement, the Note, and the Security Instruments, including, when reasonably requested by the Secretary, executing and delivering to the Secretary instruments, agreements, and other documents prepared by or for the Department for FFB's execution.

Section 11.2 Secretary's Right to Purchase Advances or the Note.

Notwithstanding the provisions of the Note, the Borrower acknowledges that, under the terms of the Program Financing Agreement, the Secretary may purchase from FFB all or any portion of any Advance that has been made under the Note, or may purchase from FFB the Note in its entirety, in the same manner, at the same price, and subject to the same limitations as shall be applicable, under the terms of the Note, to a prepayment by the Borrower of all or any portion of any Advance made under the Note, or a prepayment by the Borrower of the Note in its entirety, as the case may be.

Section 11.3 Secretary's Confirmation Relating to the Secretary's Guarantee.

The Secretary confirms to FFB that the obligation of the United States of America to pay amounts due and payable under the Secretary's Guarantee when such amounts become due and payable in

NOTE PURCHASE AGREEMENT - page 23

DOE (Title XVII)                            GEORGIA POWER COMPANY

accordance with its terms, constitutes the absolute obligation of the United States of America, against which no offset may be made by the United States of America in discharge of its obligation to make these payments and for which, in accordance with section 1702(j) of the Guarantee Act, the full faith and credit of the United States of America are pledged, provided, however, that the United States will be entitled to offset payments under the Secretary's Guarantee against any financial asset or obligation of any Holder of the Secretary's Guarantee other than FFB.

Section 11.4 Delivery of Replacement Certificates Specifying Authorized Borrower Signatories.

The Borrower may, at any time and from time to time, deliver to FFB a revised Certificate Specifying Authorized Borrower Signatories, updated and completed as appropriate, in replacement of the original such certificate delivered pursuant to section 4.1(c) of this Agreement.

ARTICLE 12

EFFECTIVE DATE, TERM, SURVIVAL

Section 12.1 Effective Date.

This Agreement shall be effective as of the date first above written.

Section 12.2 Term of Commitment to Make Advances.

The obligation of FFB under this Agreement to make Advances under the Note issued by the Borrower shall expire on the "Last Day for an Advance" specified in the Note.

Section 12.3 Survival.

12.3.1 Representations, Warranties, and Certifications. All representations, warranties, and certifications made by the Borrower in this Agreement, or in any agreement, instrument, or certificate delivered pursuant hereto, shall survive the execution and delivery of this

NOTE PURCHASE AGREEMENT - page 24

DOE (Title XVII)                            GEORGIA POWER COMPANY

Agreement, the purchasing of the Note hereunder, and the making of Advances thereunder.

12.3.2 Remainder of Agreement. Notwithstanding the occurrence and passage of the Last Day for an Advance, the remainder of this Agreement shall remain in full force and effect until all amounts owed under this Agreement and the Note purchased by FFB under this Agreement have been paid in full.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Notices.

13.1.1 Addresses of the Parties.    All notices and other communications hereunder and under the Note to be made to any party shall be in writing and shall be addressed as follows:

To FFB:

Federal Financing Bank
Main Treasury Building
1500 Pennsylvania Avenue, NW
Washington, DC  20220

Attention: Chief Financial Officer

Telephone No.    (202) 622-2470
Facsimile No.    (202) 622-0707

To the Borrower:

Georgia Power Company
241 Ralph McGill Boulevard, NE
Atlanta, Georgia 30308-3374

Attention: Earl Long, Assistant Treasurer

NOTE PURCHASE AGREEMENT - page 25

DOE (Title XVII)                            GEORGIA POWER COMPANY

Telephone No. (404) 506-0783
Facsimile No. (404) 506-0717
Email Address    eclong@southernco.com

To the Secretary (or the Department):

United States Department of Energy
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, DC 20585

Attention: Director, Portfolio Management

Telephone No. (202) 287-6738
Facsimile No. (202) 287-5816
Email Address lpo.portfolio@hq.doe.gov

To the Loan Servicer:

United States Department of Energy
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, DC 20585

Attention: Director, Portfolio Management

Telephone No. (202) 287-6738
Facsimile No. (202) 287-5816
Email Address lpo.portfolio@hq.doe.gov

The address, telephone number, or facsimile number for any party or the Loan Servicer may be changed at any time and from time to time upon written notice given by such changing party to each other party hereto.

13.1.2 Permitted Means of Delivery. Advance Requests, notices, and other communications to FFB under this Agreement may be delivered by facsimile (fax) transmission of the executed instrument.

NOTE PURCHASE AGREEMENT - page 26

DOE (Title XVII)                            GEORGIA POWER COMPANY

13.1.3 Effective Date of Delivery. A properly addressed notice or other communication shall be deemed to have been "delivered" for purposes of this Agreement:

(a) if made by personal delivery, on the date of such personal delivery;

(b) if mailed by first class mail, registered or certified mail, express mail, or by any commercial overnight courier service, on the date that such mailing is received;

(c) if sent by facsimile (fax) transmission:

(1) if the transmission is received and receipt confirmed before 4:00 p.m. (Washington, DC, time) on any Business Day, on the date of such transmission; and

(2) if the transmission is received and receipt confirmed after 4:00 p.m. (Washington, DC, time) on any Business Day or any day that is not a Business Day, on the next Business Day.

13.1.4 Notices to FFB to Contain FFB Identification References.  All notices to FFB making any reference to either the Note or any Advance made thereunder shall identify the Note or such Advance by the Note Identifier or the respective Advance Identifier, as the case may be, assigned by FFB to the Note or such Advance.

Section 13.2 Amendments.

No provision of this Agreement may be amended, modified, supplemented, waived, discharged, or terminated orally but only by an instrument in writing duly executed by each of the parties hereto.

Section 13.3 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each of FFB, the Borrower, and the Secretary, and each of their respective successors and assigns.

NOTE PURCHASE AGREEMENT - page 27

DOE (Title XVII)                            GEORGIA POWER COMPANY

Section 13.4 Sale or Assignment of Note.

13.4.1 Sale or Assignment Permitted. Subject to the requirements of 10 C.F.R. § 609.10(g) (1) and Office of Management and Budget Circular A-129 revised (November 2000), FFB may sell, assign, or otherwise transfer all or any part of the Note or any participation share thereof.

13.4.2 Notice of Sale, Etc. FFB will deliver to the Borrower, the Department, and the Loan Servicer written notice of any sale, assignment, or other transfer of any Note promptly after any such sale, assignment, or other transfer.

13.4.3 Manner of Payment after Sale. Any sale, assignment, or other transfer of all or any part of any Note may provide that, following such sale, assignment, or other transfer, payments on such Note shall be made in the manner specified by the respective purchaser, assignee, or transferee, as the case may be.

13.4.4 Replacement Notes. The Borrower agrees:

(a) to issue a replacement Note or Notes with the same aggregate principal amount, interest rate, maturity, and other terms as each respective Note or Notes sold, assigned, or transferred pursuant to subsection 13.4.1 of this Agreement; provided, however, that, when requested by the respective purchaser, assignee, or transferee, such replacement Note or Notes shall provide that payments thereunder shall be made in the manner specified by such purchaser, assignee, or transferee; and

(b) to effect the change in ownership on its records and on the face of each such replacement Note issued, upon receipt of each Note or Notes so sold, assigned, or transferred.

Section 13.5 Forbearance Not a Waiver.

Any forbearance on the part of FFB from enforcing any term or condition of this Agreement shall not be construed to be a waiver of such term or condition or acquiescence by FFB in any

NOTE PURCHASE AGREEMENT - page 28

DOE (Title XVII)                            GEORGIA POWER COMPANY

failure on the part of Borrower to comply with or satisfy such term or condition.

Section 13.6 Rights Confined to Parties.

Nothing expressed or implied herein is intended or shall be construed to confer upon, or to give to, any Person other than FFB, the Borrower, and the Secretary, and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises, and agreements contained herein shall be for the sole and exclusive benefit of FFB, the Borrower, and the Secretary, and their respective successors and permitted assigns.

Section 13.7 Governing Law.

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, Federal law and not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

Section 13.8 Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.9 Headings.

The descriptive headings of the various articles, sections, and subsections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

NOTE PURCHASE AGREEMENT - page 29

DOE (Title XVII)                            GEORGIA POWER COMPANY

Section 13.10 Counterparts.

This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

NOTE PURCHASE AGREEMENT - page 30

DOE (Title XVII)                            GEORGIA POWER COMPANY

IN WITNESS WHEREOF, FFB, the Borrower, and the Secretary have each caused this Agreement to be executed as of the day and year first above mentioned.

FEDERAL FINANCING BANK
("FFB"):

Signature:	/s/ Gary Grippo

Name:	Gary Grippo

Title:	Vice President and
Treasurer

GEORGIA POWER COMPANY
(the "Borrower")

Signature:	/s/ W. Ron Hinson

Print Name:	W. Ron Hinson

Title:	Executive Vice President,
Chief Financial Officer
and Treasurer

THE SECRETARY OF ENERGY
(the "Secretary")

Signature:	/s/ April Stephenson

Name:	April Stephenson

Title:	Chief Operating Officer
Loan Programs Office

NOTE PURCHASE AGREEMENT - page 31

DOE (Title XVII)                            GEORGIA POWER COMPANY

SCHEDULE I
to
NOTE PURCHASE AGREEMENT
by and among
the Federal Financing Bank,
Georgia Power Company,
and the Secretary of Energy

1.	"Borrower State" means the State of Georgia.

2.
"Loan Guarantee Agreement" means the LOAN GUARANTEE AGREEMENT dated as of February 20, 2014, among GEORGIA POWER COMPANY, as Borrower, and U.S. DEPARTMENT OF ENERGY, as Guarantor and Loan Servicer, as such agreement may be amended, supplemented, and restated from time to time in accordance with its terms.

3.	"Loan Commitment Amount" means $3,462,409,117.

4.	"Project State" means Georgia.

5.
"Security Instruments" means, collectively, (i) the Loan Guarantee Agreement, and (ii) the "Security Documents" (as that term is defined in the Loan Guarantee Agreement), as such agreements and documents may be amended, supplemented, and restated from time to time in accordance with their respective terms.

NOTE PURCHASE AGREEMENT - page 32

DOE (Title XVII)                            GEORGIA POWER COMPANY

SCHEDULE II
to
NOTE PURCHASE AGREEMENT
by and among
the Federal Financing Bank,
Georgia Power Company,
and the Secretary of Energy

The Borrower notes that a number of environmental advocacy groups have made public statements in opposition to the issuance of federal loan guarantees to the Borrower, including the Southern Alliance for Clean Energy (“SACE”). Further, SACE has filed numerous requests under the Freedom of Information Act (“FOIA”) for information regarding such loan guarantees and has been involved in litigation with the DOE with respect to such FOIA requests. While the Borrower is not aware of any written threat by any such groups to challenge the validity or enforceability of the Borrower Instruments or to seek to enjoin performance by the Borrower thereunder, the Borrower can provide no assurance that it is aware of all statements (public or otherwise) made by such groups.

NOTE PURCHASE AGREEMENT - page 33

DOE (Title XVII)                            GEORGIA POWER COMPANY

EXHIBIT A
TO
NOTE PURCHASE AGREEMENT
FORM
OF
ADVANCE REQUEST

DOE (Title XVII)                            GEORGIA POWER COMPANY

ADVANCE REQUEST

**********************************************************************************

PLEASE REFER TO DEPARTMENT OF ENERGY (DOE) REGULATIONS AND INSTRUCTIONS FOR A DESCRIPTION OF (1) ANY OTHER FORMS AND MATERIALS THAT DOE REQUIRES TO BE SUBMITTED IN CONNECTION WITH EACH ADVANCE REQUEST, AND (2) THE TIME LIMITS FOR SUBMITTING THOSE FORMS AND MATERIALS AND THIS ADVANCE REQUEST TO DOE.

PLEASE DIRECT ALL QUESTIONS ON HOW TO COMPLETE THIS ADVANCE REQUEST FORM TO THE DOE CONTACT OFFICE INDICATED BELOW.

WHEN COMPLETED, PLEASE DELIVER THIS FORM (TOGETHER WITH ALL OTHER FORMS AND MATERIAL REQUIRED BY DOE) TO DOE AT THE ADDRESS OF THE DOE CONTACT OFFICE INDICATED BELOW:

United States Department of Energy Loan Guarantee Program
1000 Independence Avenue, SW Washington, DC 20585

Attention:    Director, Portfolio Management

Telephone No.    (202) 287-6738
Facsimile No.    (202) 287-5816
Email Address    lpo.portfolio@hq.doe.gov

**********************************************************************************

ADVANCE REQUEST - page 1

DOE (Title XVII)                            GEORGIA POWER COMPANY

Chief Financial Officer
Federal Financing Bank

Reference is made to the following-described Future Advance Promissory Note (the "Note") payable to the Federal Financing Bank ("FFB"), which is guaranteed by the Secretary of Energy (the "Secretary"):

NAME OF BORROWER (the "Borrower"):     GEORGIA POWER COMPANY1

FFB NOTE IDENTIFIER:                _____________________________________2

The undersigned, as an authorized official of the Borrower, hereby requests FFB to make an advance of funds ("this Advance") under, pursuant to, and in accordance with the applicable terms of the Note.

The undersigned further requests that this Advance be made as follows:

1.	REQUESTED ADVANCE AMOUNT:

The principal amount of this Advance is requested to be

$_______________________.3

2.	REQUESTED ADVANCE DATE:

This Advance is requested to be made on:

________________________.4

______________________
1Insert the corporate name of the Borrower.    If the corporate name of the Borrower at the time of this Advance is different from the corporate name that appears on page 1 of the Note, add "(formerly _________    )", and insert in this second blank the corporate name of the Borrower as it appears on page 1 of the Note.
2Insert the "Note Identifier" that FFB assigned to the Note (as provided in the Note Purchase Agreement).
3Insert the particular amount of funds that the Borrower requests to be advanced.
4Insert the particular calendar date that the Borrower requests to be date on which this Advance is to be made, which must be a Business Day.

ADVANCE REQUEST - page 2

DOE (Title XVII)                            GEORGIA POWER COMPANY

3.	WIRE INSTRUCTIONS:

Funds in an amount equal to the Requested Advance Amount are requested to be disbursed by electronic funds transfer to the following account(s):

(IF MORE THAN ONE PAYEE IS TO BE PAID FROM THE REQUESTED ADVANCE AMOUNT,
PROVIDE THE INFORMATION BELOW FOR EACH PAYEE).

$_____________________

A.	Correspondent bank (if any) for payee's bank:

Name of financial institution

Address of financial institution

ABA number of financial institution

B.	Payee's bank and account

Name of financial institution

Address of financial institution

ABA number of financial institution

Account name

Account number

Taxpayer ID number

4.	MATURITY DATE ______________________________[5]

________________________
5Insert the particular calendar date that the Borrower requests to be date on which this Advance is to mature, which date must meet the criteria for Maturity Dates specified in section 7.3.1(a)(5) of the Note Purchase Agreement referred to in the Note.

ADVANCE REQUEST - page 3

DOE (Title XVII)                            GEORGIA POWER COMPANY

The undersigned certifies that the undersigned has been authorized to execute this Advance Request on behalf of the Borrower and to deliver it to Secretary for review and approval before being forwarded to FFB, and that this authority is valid and in full force and effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Advance Request and caused it to be delivered to the Secretary for review and approval before being forwarded to FFB.

GEORGIA POWER COMPANY

Signature:

Print Name:

Title:

Date:

ADVANCE REQUEST APPROVAL NOTICE

Notice is hereby given to FFB that the preceding Advance Request made by the Borrower identified therein has been approved by or on behalf of the Secretary of Energy for purposes of the Note identified therein.

SECRETARY OF ENERGY
FOR ACCOUNTING	acting through his or her
USE ONLY:	duly authorized designate

DOE Budget
Account	Signature:
Number

Print Name:

Title:

Date:

ADVANCE REQUEST - page 4

DOE (Title XVII)                            GEORGIA POWER COMPANY

EXHIBIT B
TO
NOTE PURCHASE AGREEMENT
FORM
OF
CERTIFICATE SPECIFYING
AUTHORIZED BORROWER SIGNATORIES

DOE (Title XVII)                            GEORGIA POWER COMPANY

CERTIFICATE SPECIFYING
AUTHORIZED BORROWER SIGNATORIES

Federal Financing Bank
Main Treasury Building
1500 Pennsylvania Avenue, NW
Washington, DC 20220

Reference is made to the Note Purchase Agreement dated as of February 20, 2014 (the "Note Purchase Agreement"), among the Federal Financing Bank ("FFB"), Georgia Power Company (the "Borrower"), and the Secretary of Energy. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Note Purchase Agreement.

This Certificate Specifying Authorized Borrower Signatories is delivered to FFB pursuant to section 4.1(c) of the Note Purchase Agreement.

The undersigned, on behalf of the Borrower, hereby certifies that:

a.     each of the individuals named below is the duly qualified and incumbent official of the Borrower holding the position title set out opposite the respective individual's name;

b.    each of the individuals named below is authorized to execute and deliver Advance Requests from time to time on behalf of the Borrower; and

c.    the signature of each such individual set out opposite the respective individual's name and title is the genuine signature of such individual:

CERTIFICATE SPECIFYING AUTHORIZED BORROWER SIGNATORIES - page 1

DOE (Title XVII)                            GEORGIA POWER COMPANY

Name                Title                Signature

The undersigned certifies that the undersigned has been given the authority to execute this Certificate Specifying Authorized Borrower Signatories on behalf of the Borrower and to deliver it to FFB, and that this authority is valid and in full force and effect on the date hereof.

CERTIFICATE SPECIFYING AUTHORIZED BORROWER SIGNATORIES - page 2

DOE (Title XVII)                            GEORGIA POWER COMPANY

IN WITNESS WHEREOF, the undersigned has executed this Certificate Specifying Authorized Borrower Signatories and caused it to be delivered to FFB.

GEORGIA POWER COMPANY

Signature:

Print Name:

Title:

Date:	February 20, 2014

CERTIFICATE SPECIFYING AUTHORIZED BORROWER SIGNATORIES - page 3

DOE (Title XVII)                            GEORGIA POWER COMPANY

EXHIBIT C
TO
NOTE PURCHASE AGREEMENT
FORM

OF

NOTE

DOE (Title XVII)                            GEORGIA POWER COMPANY

FOR FFB USE ONLY		Note
		Date	February 20, 2014

Note Identifier:
Place
		of Issue	Washington, DC

Purchase Date:		Last Day
for an
		Advance (¶3)	December 31, 2020

Maximum
Principal
Final Maturity		Amount (¶4)	$3,462,409,117
Date (¶5)	February 20, 2044

Payment	February 20, May 20,	First
Dates	August 20	Principal
(¶7)	& November 20	Payment
	of each year	Date (¶8)	February 20, 2020

Loan	Loan Guarantee Agreement, dated as of the Note
Guarantee	Date between Georgia Power Company, as Borrower and
Agreement	U.S. Department of Energy, as Guarantor
(¶21)

FUTURE ADVANCE PROMISSORY NOTE

1.    Promise to Pay.

FOR VALUE RECEIVED, GEORGIA POWER COMPANY, a Georgia corporation (the "Borrower", which term includes any successors or assigns), promises to pay the FEDERAL FINANCING BANK ("FFB"), a body corporate and instrumentality of the United States of America (FFB, for so long as it shall be the holder of this Note, and any successor or assignee of FFB, for so long as such

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 1

DOE (Title XVII)                            GEORGIA POWER COMPANY

successor or assignee shall be the holder of this Note, being the "Holder"), at the times, in the manner, and with interest at the rates to be established as hereinafter provided, such amounts as may be advanced from time to time by FFB to or for the account of the Borrower under this Note (each such amount being an "Advance" and more than one such amounts being "Advances").

2.    Reference to Certain Agreements.

(a) Program Financing Agreement. This Note is one of the "Notes" referred to in, and entitled to the benefits of, the Program Financing Agreement dated as of September 2, 2009, made by and between FFB and the Secretary of Energy, acting through the Department of Energy (the "Secretary") (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Program Financing Agreement").

(b) Note Purchase Agreement. This Note is the "Note" referred to in, and entitled to the benefits of, the Note Purchase Agreement dated as of even date herewith, made by and among FFB, the Borrower, and the Secretary (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Note Purchase Agreement").

3.	Advances; Advance Requests; Last Day for Advances.

(a) Subject to the terms and conditions of the Note Purchase Agreement, FFB shall make Advances under this Note in the amounts, at the times, and to the accounts requested by the Borrower from time to time, in each case upon delivery to FFB of a written request by the Borrower for an Advance under this Note, in the form of request attached to the Note Purchase Agreement as Exhibit A thereto (each such request being an "Advance Request"), completed as prescribed in the Note Purchase Agreement; provided, however, that no Advance may be made under this Note after the particular date specified on page 1 of this Note as being the "Last Day for an Advance."

(b) To be effective, an Advance Request must first be delivered to the Secretary for approval and be approved by or on

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 2

DOE (Title XVII)                            GEORGIA POWER COMPANY

behalf of the Secretary in writing, and such Advance Request, together with written notification of the Secretary's approval thereof, must be received by FFB on or before (i) the third Business Day, for an Advance Request less than $500,000,000, (ii) the fifth Business Day, for an Advance Request equal to or greater than $500,000,000 but less than $2,000,000,000, or (iii) the tenth Business Day, for an Advance Request equal to or greater than $2,000,000,000 before the particular calendar date specified in such Advance Request that the Borrower requests to be the date on which the respective Advance is to be made.

(c) The Borrower hereby agrees that FFB, for its purposes, may consider any Advance Request approved by or on behalf of the Secretary and delivered to FFB in accordance with the terms of the Note Purchase Agreement to be an accurate representation of the Borrower's request for an Advance under this Note and the Secretary's approval of that Advance Request.

(d) The Borrower hereby agrees that each Advance made by FFB in accordance with a Secretary-approved Advance Request delivered to FFB shall reduce, by the amount of the respective Advance made, FFB's remaining commitment to make Advances under this Note.

4.	Principal Amount of Advances; Maximum Principal Amount.

The principal amount of each Advance shall be the amount specified in the respective Advance Request; provided, however, that the aggregate principal amount of all Advances made under this Note may not exceed the particular amount specified on page 1 of this Note as the "Maximum Principal Amount" (such amount being the "Maximum Principal Amount").

5.	Maturity Dates for Advances.

Each Advance shall mature on the date specified in the respective Advance Request as being the "Maturity Date" (such date being the "Maturity Date" for such Advance, provided that such Maturity Date meets the following criteria:

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 3

DOE (Title XVII)                            GEORGIA POWER COMPANY

(a) the Maturity Date for the respective Advance must be a "Payment Date" (as that term is defined in paragraph 7 of this Note);

(b) the Maturity Date for the respective Advance may not be a date that will occur after the particular date specified on page 1 of this Note as being the "Final Maturity Date" (such date being the "Final Maturity Date"); and

(c) the period of time between the Requested Advance Date for the respective Advance and the Maturity Date for such Advance may not be less than 90 days.

6.	Computation of Interest on Each Advance.

(a) Subject to paragraphs 11 and 15 of this Note, interest on the outstanding principal of each Advance shall accrue from the date on which the respective Advance is made to the date on which such principal is due.

(b) Interest on each Advance shall be computed on the basis of (1) actual days elapsed from (but not including) the date on which the respective Advance is made (for the first payment of interest due under this Note for the respective Advance) or the date on which the payment of interest was last due (for all other payments of interest due under this Note for the respective Advance), to (and including) the date on which payment is next due, and (2) a year of 365 days.

(c) The interest rate applicable to each Advance shall be established by FFB at the time that the respective Advance is made on the basis of the determination made by the Secretary of the Treasury pursuant to section 6(b) (12 U.S.C. § 2285(b)) of the Federal Financing Bank Act of 1973 (Pub. L. No. 93-224, 87 Stat. 937, codified at 12 U.S.C. § 2281 et seq.), as amended (the "FFB Act"), and shall be equal to three-eighths of 1 percent per annum (0.375%) over the current average yield on outstanding marketable obligations of the United States of comparable maturity, as determined by the Secretary of the Treasury; provided, however, that the shortest maturity used as the basis for any interest rate determination shall be the remaining

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 4

DOE (Title XVII)                            GEORGIA POWER COMPANY

maturity of the most recently auctioned United States Treasury bills having the shortest maturity of all United States Treasury bills then being regularly auctioned.

7. Payment of Interest; Payment Dates.

Interest accrued on the outstanding principal balance of each Advance shall be due and payable on each of the particular dates specified on page 1 of this Note as "Payment Dates" (each such date being a "Payment Date"), beginning on the first Payment Date to occur after the date on which such Advance is made, up through and including the Final Maturity Date of such Advance.

8.    Payment of Principal.

(a) The principal amount of each Advance shall be payable in installments, which payments shall be due beginning on the particular date specified as the "First Principal Payment Date" on page 1 of this Note (such date being the "First Principal Payment Date"), and shall be due on each Payment Date to occur thereafter until the principal of the respective Advance is repaid in full on or before the Final Maturity Date.

(b) Except as provided in subparagraph (c) of this paragraph 8, with respect to each Advance, the amount of principal due on the First Principal Payment Date, on each Payment Date to occur thereafter, and on the Final Maturity Date shall be, in each case, an installment that is equal to the product of:

(1) the outstanding principal amount of the respective Advance, determined as of the day immediately preceding the First Principal Payment Date;

times

(2) the particular percentage specified for the respective date on the payment schedule attached as Schedule A to this Note,

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 5

DOE (Title XVII)                            GEORGIA POWER COMPANY

and shall be sufficient, when added to all other such installments of principal to repay the principal amount of the respective Advance in full on the Final Maturity Date.

(c) In the event that an Advance is made after the First Principal Payment Date, the amount of principal due with respect to such Advance on the first Payment Date to occur after the date on which Advance is made shall be an amount that is equal to the product of:

(1) the principal amount of the Advance on the day the Advance is made;

times

(2) the sum of:

(A) the particular percentage specified for such Payment Date on the payment schedule attached as Schedule A to this Note; and

(B) the respective percentage or percentages, if any, specified for each date on the payment schedule that occurred before such Payment Date;

and shall be sufficient, when added to all other such installments of principal to repay the principal amount of the respective Advance in full on the Final Maturity Date.

9.    Business Days.

(a) Whenever any Payment Date, the Maturity Date for any Advance, or the Final Maturity Date shall fall on a day on which either FFB or the Federal Reserve Bank of New York is not open for business, the payment which would otherwise be due on such Payment Date, Maturity Date, or the Final Maturity Date shall be due on the first day thereafter on which FFB and the Federal Reserve Bank of New York are both open for business (any such day being a "Business Day").

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 6

DOE (Title XVII)                            GEORGIA POWER COMPANY

(b) In the case of a Payment Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment and excluded in computing interest due in connection with the next payment.

(c) In the case of the Maturity Date for any Advance or the Final Maturity Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Maturity Date or the Final Maturity Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment.

10.    Manner of Making Payments.

(a) For so long as FFB is the Holder of this Note, each payment under this Note shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of the Secretary) maintained at the Federal Reserve Bank of New York in the manner described below:

U.S. Treasury Department
ABA No.
TREAS NYC/CTR/BNF=
OBI=LGPO

provided, however, that a payment made in the manner described above shall not discharge any portion of a payment obligation under this Note, or be applied as provided in paragraph 13 of this Note, until the payment has been received and credited to the subaccount of FFB (within the account of the United States Treasury maintained at the Federal Reserve Bank of New York) specified by FFB in a written notice to the Secretary, or to such other account as may be specified from time to time by FFB in a written notice to the Secretary.

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 7

DOE (Title XVII)                            GEORGIA POWER COMPANY

(b) In the event that FFB is not the Holder of this Note, then each payment under this Note shall be made in immediately available funds by electronic funds transfer to such account as shall be specified by the Holder in a written notice to the Borrower.

11.    Late Payments.

(a) In the event that any payment of any amount owing under this Note is not made when and as due (any such amount being then an "Overdue Amount"), then the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance with this subparagraph (a):

(1) The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 9 of this Note) to the date on which payment is made.

(2) The Late Charge shall be computed on the basis of (A) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 9 of this Note) to (and including) the date on which payment is made, and (B) a year of 365 days.

(3) The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills.

(4) The initial Late Charge Rate shall be in effect until the earlier to occur of either (A) the date on which payment of the Overdue Amount and the amount of the accrued Late Charge is made, or (B) the first Payment Date to occur after the scheduled date of payment for such Overdue Amount. In the event that the Overdue Amount and the amount of the accrued Late Charge are not paid on or before the such

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 8

DOE (Title XVII)                            GEORGIA POWER COMPANY

Payment Date, then the amount payable shall be the sum of the Overdue Amount and the amount of the accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of clause (3) of this subparagraph (a). For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be redetermined in accordance with the principles of clause (3) of this subparagraph (a) on each Payment Date to occur thereafter, and shall be applied to the Overdue Amount and all amounts of the accrued Late Charge to the date on which payment of the Overdue Amount and all amounts of the accrued Late Charge is made.

(b) Nothing in subparagraph (a) of this paragraph 11 shall be construed as permitting or implying that the Borrower may, without the written consent of the Holder, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of the Holder to receive any and all payments on account of this Note on the dates specified in this Note.

12.    Final Due Date.

Notwithstanding anything in this Note to the contrary, all amounts outstanding under this Note remaining unpaid as of the Final Maturity Date shall be due and payable on the Final Maturity Date.

13.    Application of Payments.

Each payment made on this Note shall be applied first to the payment of Late Charges (if any) payable under paragraphs 11 and 16 of this Note, then to the payment of premiums (if any) payable under paragraphs 15 of this Note, then to the payment of accrued interest, and then on account of outstanding principal.

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 9

DOE (Title XVII)                            GEORGIA POWER COMPANY

14.    Maturity Extensions.

(a) With respect to each Advance for which the Borrower has selected a Maturity Date that will occur before the Final Maturity Date (each such Maturity Date being an "Interim Maturity Date"), the Borrower may, effective as of such Interim Maturity Date, elect to extend the maturity of all or any portion of the outstanding principal amount of the respective Advance (subject to subparagraph (c) of this paragraph 14) to a new Maturity Date to be selected by the Borrower in the manner and subject to the limitations specified in this subparagraph (a) (each such election being a "Maturity Extension Election"; each such elective extension of the maturity of any Advance that has an Interim Maturity Date being a "Maturity Extension"; and the Interim Maturity Date that is in effect for an Advance immediately before any such elective Maturity Extension being, from and after such Maturity Extension, the "Maturity Extension Effective Date").

(1) Except under the circumstances described in clause (3) of this subparagraph (a), the Borrower shall deliver to FFB (with a copy to the Secretary) written notification of each Maturity Extension Election, in the form of notification attached to this Note as Annex A-1 (each such notification being a "Maturity Extension Election Notice"), making reference to the "Advance Identifier" (as that term is defined in the Agreement) that FFB assigned to such Advance (as provided in the Agreement) and specifying, among other things, the following:

(A) the amount of the outstanding principal of the such Advance with respect to which the Borrower elects to extend the maturity (subject to subparagraph (c) of this paragraph 14); and

(B) the new Maturity Date that the Borrower selects to be in effect for such principal amount after the respective Maturity Extension Effective Date, which date:

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 10

DOE (Title XVII)                            GEORGIA POWER COMPANY

(i) may be either a new Interim Maturity Date or the Final Maturity Date; and

(ii) in the event that the Borrower selects a new Interim Maturity Date as the new Maturity Date for any Advance, must meet the criteria for Maturity Dates prescribed in paragraph 5 of this Note (provided, however, that, for purposes of selecting a new Maturity Date in connection with a Maturity Extension Election, the reference to "the Requested Advance Date for the respective Advance" in subparagraph (c) of paragraph 5 of this Note shall be deemed to be a reference to "the respective Maturity Extension Effective Date").

(2) To be effective, a Maturity Extension Election Notice must be received by FFB on or before the third Business Day before the Interim Maturity Date in effect for the respective Advance immediately before such Maturity Extension.

(3) In the event that either of the circumstances described in subclause (A) or (B) of the next sentence occurs, then a Maturity Extension Election Notice (in the form of notice attached to this Note as Annex A-2), to be effective, must first be delivered to the Secretary for approval and be approved by the Secretary in writing, and such Maturity Extension Election Notice, together with written notification of the Secretary's approval thereof, must be received by FFB on or before the third Business Day before the Interim Maturity Date in effect for the respective Advance immediately before such Maturity Extension. The Secretary’s approval of a Maturity Extension Election Notice will be required under either of the following circumstances:

(A) (i) any payment of any amount owing under this Note is not made by the Borrower when and as due, (ii) payment is made by the Secretary in accordance with the guarantee set forth at the end of this Note, and (iii) the Secretary delivers notice to both the Borrower and

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 11

DOE (Title XVII)                            GEORGIA POWER COMPANY

FFB advising each of them that each Maturity Extension Election Notice delivered by the Borrower after the date of such notice shall require the approval of the Secretary; or

(B) FFB at any time delivers notice to both the Borrower and the Secretary advising each of them that each Maturity Extension Election Notice delivered by the Borrower after the date of such notice shall require the approval of the Secretary.

(b) With respect to any Advance that has an Interim Maturity Date, in the event that FFB does not receive a Maturity Extension Election Notice (and, if required under clause (3) of subparagraph (a) of this paragraph 14, written notification of the Secretary's approval thereof) on or before the third Business Day before such Interim Maturity Date, then the maturity of such Advance shall be extended automatically in the manner and subject to the limitations specified in this subparagraph (b) (each such automatic extension of the maturity of any Advance that has an Interim Maturity Date also being a "Maturity Extension"; and the Interim Maturity Date that is in effect for an Advance immediately before any such automatic Maturity Extension also being, from and after such Maturity Extension, the "Maturity Extension Effective Date").

(1) The new Maturity Date for such Advance shall be the immediately following quarterly Payment Date.

(2) If the Interim Maturity Date that is in effect for such Advance immediately before such automatic Maturity Extension is:

(A) a Payment Date that occurs before the First Principal Payment Date, then the amount of principal that will have its maturity extended automatically shall be the entire outstanding principal amount of such Advance; and

(B) either the First Principal Payment Date or a Payment Date that occurs after the First Principal

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 12

DOE (Title XVII)                            GEORGIA POWER COMPANY

Payment Date (such Advance being an "Amortizing Advance"), then the amount of principal that will have its maturity extended automatically shall be the outstanding principal amount of such Advance less the principal installment that is due on the respective Maturity Extension Effective Date (as provided in subparagraph (c) of this paragraph 14).

(c) In the event that the maturity of any Amortizing Advance that has an Interim Maturity Date is extended under either subparagraph (a) or (b) of this paragraph 14, then the principal installment that is due on the respective Maturity Extension Effective Date, in accordance with the principal repayment schedule that applied to such Amortizing Advance immediately before such Maturity Extension Effective Date, shall nevertheless be due and payable on such Maturity Extension Effective Date notwithstanding such Maturity Extension.

(d) In the event that the maturity of any Advance that has an Interim Maturity Date is extended under either subparagraph (a) or (b) of this paragraph 14, then the interest rate for such Advance, from and after the respective Maturity Extension Effective Date, shall be the particular rate that is established by FFB, as of such Maturity Extension Effective Date, in accordance with the principles of subparagraph (c) of paragraph 6 of this Note.

(e) In the event that the maturity of any Amortizing Advance that has an Interim Maturity Date is extended under either subparagraph (a) or (b) of this paragraph 14, then the amount of the quarterly principal installments that will be due after the respective Maturity Extension Effective Date shall be equal to the amount of the quarterly installments of principal that were due in accordance with the principal repayment schedule that applied to such Amortizing Advance immediately before such Maturity Extension Effective Date.

(f) In the event that the maturity of any Amortizing Advance that has an Interim Maturity Date is extended under either subparagraph (a) or (b) of this paragraph 14, then for each such Amortizing Advance, the quarterly installments of

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 13

DOE (Title XVII)                            GEORGIA POWER COMPANY

principal shall be due beginning on the first Payment Date to occur after the respective Maturity Extension Effective Date, and shall be due on each Payment Date to occur thereafter up through and including the earlier to occur of either (A) the new Maturity Date for such extended Amortizing Advance, on which date the entire unpaid principal amount of such extended Amortizing Advance shall also be payable, subject to further Maturity Extensions if the new Maturity Date is an Interim Maturity Date, or (B) the date on which the entire principal amount of such extended Amortizing Advance, and all unpaid interest (and Late Charges, if any) accrued thereon, are paid.

(g) The maturity of each Advance may be extended more than once as provided in this paragraph 14, but upon the occurrence of the Final Maturity Date, no further Maturity Extensions may occur.

15.    Prepayments.

(a) The Borrower may elect to prepay all or any portion of the outstanding principal amount of any Advance made under this Note, or to prepay this Note in its entirety, in the manner, at the price, and subject to the limitations specified in this paragraph 15 (each such election being a "Prepayment Election").

(b) The Borrower shall deliver to FFB (and if FFB is not the Holder, then also to the Holder) and to the Secretary written notification of each Prepayment Election (each such notification being a "Prepayment Election Notice"), specifying:

(1) the Advance Identifier that FFB assigned to the respective Advance (as provided in the Note Purchase Agreement);

(2) the particular date on which the Borrower intends to prepay the respective Advance (such date being the "Intended Prepayment Date" for the respective Advance), which date must be a Business Day; and

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 14

DOE (Title XVII)                            GEORGIA POWER COMPANY

(3) the amount of principal of the respective Advance that the Borrower intends to prepay, which amount may be either:

(A) the total outstanding principal amount of such Advance; or

(B) an amount less than the total outstanding principal amount of such Advance (any such amount being a "Portion").

(c) To be effective, a Prepayment Election Notice must be received by FFB (and if FFB is not the Holder, then also by the Holder) on or before the fifth Business Day before the date specified therein as the Intended Prepayment Date for the respective Advance or Portion.

(d) The Borrower shall pay to the Holder a price for the prepayment of any Advance or Portion (such price being the "Prepayment Price" for such Advance or Portion) determined as follows:

(1) in the event that the Borrower elects to prepay the entire outstanding principal amount of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Advance equal to the sum of:

(A) the price for such Advance that would, if such Advance (including all unpaid interest accrued thereon through the Intended Prepayment Date) were purchased by a third party and held to the Maturity Date of such Advance, produce a yield to the third-party purchaser for the period from the date of purchase to the Maturity Date of such Advance substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to the payment schedule of such Advance for the period from the Intended Prepayment Date to the Maturity Date of such Advance; and

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 15

DOE (Title XVII)                            GEORGIA POWER COMPANY

(B) all unpaid Late Charges (if any) accrued on such Advance through the Intended Prepayment Date;

(2) in the event that the Borrower elects to prepay a Portion of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Portion that would equal such Portion's pro rata share of the Prepayment Price that would be required for a prepayment of the entire principal amount of such Advance (determined in accordance with the principles of clause (1) of this subparagraph (d)); and

(3) in the event that the Borrower elects to prepay this Note in its entirety, then the Borrower shall pay to the Holder an amount equal to the sum of the Prepayment Prices for all outstanding Advances (determined in accordance with the principles of clause (1) of this subparagraph (d)).

(e) Payment of the Prepayment Price for any Advance or any Portion shall be due to the Holder before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date for such Advance or Portion.

(f) Each prepayment of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal; except that the minimum principal amount limitation shall not apply to a prepayment of a Portion if:

(1) the prepayment is made to satisfy the Borrower's obligation to make a mandatory prepayment under the "Security Instruments" (as that term is defined in paragraph 21 of this Note); and

(2) the Borrower has certified to that fact in the respective Prepayment Election Notice.

(g) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the Prepayment Price paid for such Portion will be applied as provided in paragraph 13 of this Note, and, with respect to

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 16

DOE (Title XVII)                            GEORGIA POWER COMPANY

application to outstanding principal, such Prepayment Price shall be applied to installments of principal in the inverse order of maturity.

(h) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the outstanding principal amount of such Advance from and after such partial prepayment, shall be due and payable in accordance with this subparagraph (h).

(1) The amounts of the scheduled installments of principal that will be due after such partial prepayment shall be equal to the amounts of the scheduled installments of principal that were due in accordance with the payment schedule that applied to such Advance immediately before such partial prepayment.

(2) The scheduled installments of principal shall be due beginning on the first Payment Date to occur after such partial prepayment, and shall be due on each Payment Date to occur thereafter up through and including the date on which the entire principal amount of such Advance and all unpaid interest (and Late Charges, if any) accrued thereon, are paid.

16.	Rescission of Prepayment Elections; Late Charges for Late Payments of Prepayment Prices.

(a) The Borrower may rescind any Prepayment Election made in accordance with paragraph 15 of this Note, but only in accordance with this paragraph 16.

(b) The Borrower shall deliver to FFB, with a copy to the Secretary, written notification of each rescission of a Prepayment Election (each such notification being an "Election Rescission Notice") specifying the particular Advance for which the Borrower wishes to rescind such Prepayment Election, which specification must make reference to the particular "Advance Identifier" (as that term is defined in the Note Purchase Agreement) that FFB assigned to such Advance (as provided in the Note Purchase Agreement). The Election Rescission Notice may be

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 17

DOE (Title XVII)                            GEORGIA POWER COMPANY

delivered by facsimile transmission to FFB at (202) 622-0707 or at such other facsimile number or numbers as FFB may from time to time communicate to the Borrower.

(c) To be effective, an Election Rescission Notice must be received by FFB not later than 3:30 p.m. (Washington, DC, time) on the second Business Day before the Intended Prepayment Date.

(d) In the event that the Borrower (1) makes a Prepayment Election in accordance with paragraph 15 of this Note, (2) does not rescind such Prepayment Election in accordance with this paragraph 16, and (3) does not, before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date, pay to FFB the Prepayment Price described in paragraph 15(d) of this Note, then a Late Charge shall accrue on any such unpaid amount from the Intended Prepayment Date to the date on which payment is made, computed in accordance with the principles of paragraph 11 of this Note.

17.    Amendments to Note.

To the extent not inconsistent with applicable law, this Note shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by the Holder and the Borrower, with the approval of the Secretary.

18.    Certain Waivers.

The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Note.

19.    Effective Until Paid.

Subject to section 6.2 of the Note Purchase Agreement, this Note shall continue in full force and effect until all amounts due and payable hereunder have been paid in full.

20.	Secretary's Guarantee of Note.

Upon execution of the guarantee in the form of the Secretary’s Guarantee attached as Exhibit G to the Note Purchase

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 18

DOE (Title XVII)                            GEORGIA POWER COMPANY

Agreement (the "Guarantee"), the payment by the Borrower of all amounts due and payable under this Note, when and as due, shall be guaranteed by the United States of America, acting through the Secretary, pursuant to Title XVII of the Energy Policy Act of 2005, as amended (42 U.S.C. § 16511 et seq.). In consideration of the Guarantee, the Borrower promises to the Secretary to make all payments due under this Note when and as due.

21.	Security Instruments.

This Note is permitted to be executed and delivered by, and is entitled to the benefits and security of, the "Security Instruments" (as defined in the Note Purchase Agreement), whereby the Borrower pledged and granted a security interest in certain property of the Borrower, described therein, to secure the payment of and performance of certain obligations owed to the Secretary, as set forth in the Security Instruments. For purposes of the Security Instruments, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement, the Note Purchase Agreement, and the Guarantee, the Secretary shall be considered to be, and shall have the rights, powers, privileges, and remedies of, the Holder of this Note.

22.    Guarantee Payments; Reimbursement.

If the Secretary makes any payment, pursuant to the Guarantee, of any amount due and payable under this Note, each and every such payment so made shall be deemed to be a payment hereunder; provided, however, that no payment by the Secretary pursuant to the Guarantee shall be considered a payment for purposes of determining the existence of a failure by the Borrower to perform its obligation to the Secretary to make all payments under this Note when and as due. The Secretary shall have any rights by way of subrogation, agreement or otherwise which arise as a result of such payment pursuant to the Guarantee and as provided in the particular agreement specified on page 1 of this Note as the "Loan Guarantee Agreement" between the Borrower and the United States of America, acting through the Secretary, to evidence the Borrower's obligation to reimburse the Secretary for payment made by the Secretary pursuant to the Guarantee.

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 19

DOE (Title XVII)                            GEORGIA POWER COMPANY

23.	Default and Enforcement.

(a) In case of a default by the Borrower under this Note or the occurrence of an "Event of Default" (as defined in the Security Instruments), then, in consideration of the obligation of the Secretary under the Guarantee, the Secretary, in the name of the Secretary or the United States of America, shall have all rights, powers, privileges, and remedies of the Holder of this Note, in accordance with the terms of this Note and the Security Instruments, including, without limitation, the right to (i) enforce or collect all or any part of the obligation of the Borrower under this Note or arising as a result of the Guarantee; (ii) accelerate (as provided in paragraph 24); (iii) compromise or otherwise negotiate with the Borrower (but not affecting amounts due and payable to the Holder under this Note and the Guarantee); (iv) bring suit against or foreclose upon any or all of the security interests granted by the Borrower; and (v) to file proofs of claim or any other document in any bankruptcy, insolvency, or other judicial proceeding, and to vote such proofs of claim.

(b) The Borrower acknowledges that FFB has agreed in the Note Purchase Agreement that, in consideration of the Guarantee, the Secretary shall have the sole authority (vis-à-vis FFB), in the case of a default by the Borrower under this Note or the occurrence of an Event of Default under the Security Instruments, in respect of acceleration (as provided in paragraph 24), the exercise of other remedies available hereunder or under the Note Purchase Agreement, and the disposition of sums or property recovered.

24.    Acceleration.

Upon the occurrence and continuation of a default by the Borrower under this Note or an Event of Default under the Security Instruments (subject to the terms of the Loan Guarantee Agreement), the Secretary, pursuant to the Security Instruments, may declare the entire unpaid principal amount of this Note, all interest thereon, and all other amounts payable under this Note, and upon such declaration such amounts shall become, due and

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 20

DOE (Title XVII)                            GEORGIA POWER COMPANY

payable to the Secretary, under the circumstances described, and in the manner and with the effect provided, in the Security Instruments.

25.    Governing Law.

This Note shall be governed by, and construed and interpreted in accordance with, the Federal law and not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

26.    Schedule A Incorporated.

Schedule A is an integral part of this Note and is incorporated herein by reference.

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 21

DOE (Title XVII)                            GEORGIA POWER COMPANY

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

GEORGIA POWER COMPANY

By:
Signature:

Print Name:

Title:

Attest:

Signature:
(SEAL)
Print Name:

	Title:	Corporate Secretary

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 22

DOE (Title XVII)                            GEORGIA POWER COMPANY

SCHEDULE A

PAYMENT SCHEDULE FOR
PRINCIPAL OF
EACH OUTSTANDING ADVANCE

Payment Date	Principal Payments
(month/day/year)	(%)

2/20/2020	0.417%
5/20/2020	0.417%
8/20/2020	0.417%
11/20/2020	0.417%
2/20/2021	0.417%
5/20/2021	0.417%
8/20/2021	0.417%
11/20/2021	0.417%
2/20/2022	0.417%
5/20/2022	0.417%
8/20/2022	0.417%
11/20/2022	0.417%
2/20/2023	0.417%
5/20/2023	0.417%
8/20/2023	0.417%
11/20/2023	0.417%
2/20/2024	0.417%
5/20/2024	0.417%
8/20/2024	0.417%
11/20/2024	0.417%
2/20/2025	0.417%
5/20/2025	0.417%
8/20/2025	0.417%
11/20/2025	0.417%
2/20/2026	0.417%
5/20/2026	0.417%
8/20/2026	0.417%
11/20/2026	0.417%
2/20/2027	0.417%
5/20/2027	0.417%

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 23

DOE (Title XVII)                            GEORGIA POWER COMPANY

8/20/2027	0.417%
11/20/2027	0.417%
2/20/2028	0.417%
5/20/2028	0.417%
8/20/2028	0.417%
11/20/2028	0.417%
2/20/2029	0.417%
5/20/2029	0.417%
8/20/2029	0.417%
11/20/2029	0.417%
2/20/2030	0.417%
5/20/2030	0.417%
8/20/2030	0.417%
11/20/2030	0.417%
2/20/2031	0.417%
5/20/2031	0.417%
8/20/2031	0.417%
11/20/2031	0.417%
2/20/2032	0.417%
5/20/2032	0.417%
8/20/2032	0.417%
11/20/2032	0.417%
2/20/2033	0.417%
5/20/2033	0.417%
8/20/2033	0.417%
11/20/2033	0.417%
2/20/2034	0.417%
5/20/2034	0.417%
8/20/2034	0.417%
11/20/2034	0.417%
2/20/2035	2.027%
5/20/2035	2.027%
8/20/2035	2.027%
11/20/2035	2.027%
2/20/2036	2.027%
5/20/2036	2.027%
8/20/2036	2.027%
11/20/2036	2.027%
2/20/2037	2.027%
5/20/2037	2.027%
8/20/2037	2.027%
11/20/2037	2.027%
2/20/2038	2.027%
5/20/2038	2.027%
8/20/2038	2.027%

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 24

DOE (Title XVII)                            GEORGIA POWER COMPANY

11/20/2038	2.027%
2/20/2039	2.027%
5/20/2039	2.027%
8/20/2039	2.027%
11/20/2039	2.027%
2/20/2040	2.027%
5/20/2040	2.027%
8/20/2040	2.027%
11/20/2040	2.027%
2/20/2041	2.027%
5/20/2041	2.027%
8/20/2041	2.027%
11/20/2041	2.027%
2/20/2042	2.027%
5/20/2042	2.027%
8/20/2042	2.027%
11/20/2042	2.027%
2/20/2043	2.027%
5/20/2043	2.027%
8/20/2043	2.027%
11/20/2043	2.027%
2/20/2044	2.008%

(qtr pymts; no cap int; mstr pymt sched) NOTE - page 25

DOE (Title XVII)                            GEORGIA POWER COMPANY

ANNEX A-1
TO
FUTURE ADVANCE PROMISSORY NOTE
FORM
OF
MATURITY EXTENSION ELECTION NOTICE

DOE (Title XVII)                            GEORGIA POWER COMPANY

MATURITY EXTENSION ELECTION NOTICE
****************************************************************
PART 1 OF THIS FORM HAS BEEN COMPLETED BY DOE. THE BORROWER SHOULD COMPLETE PART 2 OF THIS FORM ONLY FOR THOSE PARTICULAR ADVANCES IDENTIFIED IN PART 1 OF THIS FORM WITH RESPECT TO WHICH THE BORROWER ELECTS TO HAVE THE MATURITY EXTENDED TO A NEW MATURITY DATE OTHER THAN THE IMMEDIATELY FOLLOWING QUARTERLY PAYMENT DATE.
DIRECT ALL QUESTIONS ON HOW TO COMPLETE THIS FORM TO THE ASSIGNED CONTACT OFFICE FOR THE BORROWER:
United States Department of Energy
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, DC 20585
Attention:    Director, Portfolio Management
Telephone No. (202) 287-6738
Facsimile No. (202) 287-5816
Email Address lpo.portfolio@hq.doe.gov
WHEN COMPLETED, DELIVER THIS ORIGINAL FORM TO FFB AT THE FOLLOWING ADDRESS:
Manager
Federal Financing Bank
Main Treasury Building
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Telephone: (202) 622-2470 Facsimile: (202) 622-0707
THE BORROWER SHOULD NOT COMPLETE THIS FORM OR DELIVER IT TO FFB IF THE BORROWER DESIRES TO HAVE THE MATURITY OF ALL OF THE ADVANCES IDENTIFIED IN PART 1 OF THIS FORM EXTENDED AUTOMATICALLY TO THE IMMEDIATELY FOLLOWING QUARTERLY PAYMENT DATE.
IF THE BORROWER DOES NOT RETURN THIS FORM TO FFB, THE MATURITY OF ALL OF THE ADVANCES IDENTIFIED IN PART 1 OF THIS FORM WILL BE EXTENDED AUTOMATICALLY TO THE IMMEDIATELY FOLLOWING QUARTERLY PAYMENT DATE.
****************************************************************

MATURITY EXTENSION ELECTION NOTICE - page 1

DOE (Title XVII)                            GEORGIA POWER COMPANY

MATURITY EXTENSION ELECTION NOTICE
Manager
Federal Financing Bank
Reference is made to the following-described Future Advance Loan (the "Loan") payable to the Federal Financing Bank ("FFB"), which is guaranteed by the Secretary of Energy ("DOE"):

Name of Borrower (the "Borrower") :

Georgia Power Company

FFB Note Identifier:

Part 1 (To be completed by DOE):

Each of the advances of funds ("Advances") identified in this Part 1 will mature on ______________________ (the "Maturity Date").

FFB	ORIGINAL	ORIGINAL	OUTSTANDING
ADVANCE	ADVANCE	ADVANCE	PRINCIPAL
IDENTIFIER	DATE	AMOUNT	AMOUNT

		$	$
		$	$
		$	$
		$	$

MATURITY EXTENSION ELECTION NOTICE - page 2

DOE (Title XVII)                            GEORGIA POWER COMPANY

Part 2:
Notice is hereby given to FFB (and DOE) of the Borrower's
election that the maturity of each of the Advances identified in this Part 2 be extended as follows:

AMOUNT OF
FFB	OPTIONAL	PRINCIPAL	NEW
ADVANCE	PRINCIPAL	TO BE	MATURITY
IDENTIFIER[1]	PAYMENT[2]	EXTENDED[3]	DATE[4]

$
$
$
$

1Complete 1 line in Part 2 for each Advance with respect to which the Borrower elects to have the maturity extended to a new Maturity Date other than the next Payment Date. Insert the FFB Advance Identifier that FFB assigned to the respective Advance for each Advance identified in Part 1 with respect to which the Borrower elects to have the maturity so extended.
2The Borrower has the option of making a payment of principal on the Maturity Date without any premium being charged. For each Advance, insert the amount of any such optional principal payment that will be paid on the Maturity Date.
3For each Advance, insert the amount of principal for which the maturity is to be extended. That amount must equal the difference between the outstanding principal amount for the respective Advance, as specified in Part 1, and the optional principal payment (if any) for such Advance inserted by the Borrower in Part 2.
4For each Advance, insert the particular calendar date that the Borrower selects to be the new Maturity Date to be in effect for the respective Advance after the Maturity Extension, which new Maturity Date must meet all the criteria for Maturity Dates specified in section 7.3.1(a)(5) of the Note Purchase Agreement referred to in the Note.

MATURITY EXTENSION ELECTION NOTICE - page 3

DOE (Title XVII)                            GEORGIA POWER COMPANY

The undersigned hereby certifies that the authority of the undersigned to execute and deliver this Maturity Extension Election Notice on behalf of the Borrower is valid and in full force and effect on the date hereof.

GEORGIA POWER COMPANY
(the "Borrower")

By:

Name:

Title:

Date:

MATURITY EXTENSION ELECTION NOTICE - page 4

DOE (Title XVII)                            GEORGIA POWER COMPANY

ANNEX A-2
TO
FUTURE ADVANCE PROMISSORY NOTE
FORM
OF
MATURITY EXTENSION ELECTION NOTICE
(DOE APPROVAL REQUIRED)

DOE (Title XVII)                            GEORGIA POWER COMPANY

MATURITY EXTENSION ELECTION NOTICE
(DOE APPROVAL REQUIRED)
****************************************************************
PART 1 OF THIS FORM HAS BEEN COMPLETED BY DOE. THE BORROWER SHOULD COMPLETE PART 2 OF THIS FORM ONLY FOR THOSE PARTICULAR ADVANCES IDENTIFIED IN PART 1 OF THIS FORM WITH RESPECT TO WHICH THE BORROWER ELECTS TO HAVE THE MATURITY EXTENDED TO A NEW MATURITY DATE OTHER THAN THE IMMEDIATELY FOLLOWING QUARTERLY PAYMENT DATE.
DIRECT ALL QUESTIONS ON HOW TO COMPLETE THIS FORM TO THE ASSIGNED CONTACT OFFICE FOR THE BORROWER:
WHEN COMPLETED, DELIVER THIS ORIGINAL FORM TO DOE AT THE ADDRESS OF THE CONTACT OFFICE INDICATED BELOW:
United States Department of Energy
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, DC 20585
Attention:    Director, Portfolio Management
Telephone No. (202) 287-6738
Facsimile No. (202) 287-5816
Email Address lpo.portfolio@hq.doe.gov
THE BORROWER SHOULD NOT COMPLETE THIS FORM OR DELIVER IT TO DOE IF THE BORROWER DESIRES TO HAVE THE MATURITY OF ALL OF THE ADVANCES IDENTIFIED IN PART 1 OF THIS FORM EXTENDED AUTOMATICALLY TO THE IMMEDIATELY FOLLOWING QUARTERLY PAYMENT DATE.
IF THE BORROWER DOES NOT RETURN THIS FORM TO DOE, THE MATURITY OF ALL OF THE ADVANCES IDENTIFIED IN PART 1 OF THIS FORM WILL BE EXTENDED AUTOMATICALLY TO THE IMMEDIATELY FOLLOWING QUARTERLY PAYMENT DATE.
****************************************************************

MATURITY EXTENSION ELECTION NOTICE (DOE APPROVAL REQ'D) - page 1

DOE (Title XVII)                            GEORGIA POWER COMPANY

MATURITY EXTENSION ELECTION NOTICE
Manager
Federal Financing Bank
Reference is made to the following-described Future Advance Note (the "Note") payable to the Federal Financing Bank ("FFB"), which is guaranteed by the Secretary of Energy ("DOE"):

Name of Borrower (the "Borrower"):

Georgia Power Company

FFB Note Identifier:

Part 1 (To be completed by DOE):
Each of the advances of funds ("Advances") identified in this Part 1 will mature on _____________________    (the "Maturity Date").

FFB	ORIGINAL	ORIGINAL	OUTSTANDING
ADVANCE	ADVANCE	ADVANCE	PRINCIPAL
IDENTIFIER	DATE	AMOUNT	AMOUNT

		$	$
		$	$
		$	$
		$	$

MATURITY EXTENSION ELECTION NOTICE (DOE APPROVAL REQ'D) - page 2

DOE (Title XVII)                            GEORGIA POWER COMPANY

Part 2:
Notice is hereby given to FFB (and DOE) of the Borrower's election that the maturity of each of the Advances identified in this Part 2 be extended as follows:

AMOUNT OF
FFB	OPTIONAL	PRINCIPAL	NEW
ADVANCE	PRINCIPAL	TO BE	MATURITY
IDENTIFIER[1]	PAYMENT[2]	EXTENDED[3]	DATE[4]

$
$
$
$

_____________________________________________________________________________________________
1Complete 1 line in Part 2 for each Advance identified in Part 1 with respect to which the Borrower elects to have the maturity extended to a new Maturity Date other than the next Payment Date. Insert the FFB Advance Identifier that FFB assigned to the respective Advance for each Advance identified in Part 1 with respect to which the Borrower elects to have the maturity so extended.
2The Borrower has the option of making a payment of principal on the Maturity Date without any premium being charged. For each Advance, insert the amount of any such optional principal payment that will be paid on the Maturity Date.
3For each Advance, insert the amount of principal for which the maturity is to be extended. That amount must equal the difference between the outstanding principal amount for the respective Advance, as specified in Part 1, and the optional principal payment (if any) for such Advance inserted by the Borrower in Part 2.
4For each Advance, insert the particular calendar date that the Borrower selects to be the new Maturity Date" to be in effect for the respective Advance after the Maturity Extension, which new Maturity Date must meet all the criteria for Maturity Dates specified in section 7.3.1(a)(5) of the Note Purchase Agreement referred to in the Note.

MATURITY EXTENSION ELECTION NOTICE (DOE APPROVAL REQ'D) - page 3

DOE (Title XVII)                            GEORGIA POWER COMPANY

RUS
The undersigned hereby certifies that the authority of the undersigned to execute and deliver this Maturity Extension Election Notice on behalf of the Borrower is valid and in full force and effect on the date hereof.

GEORGIA POWER COMPANY
(the "Borrower")

By:

Name:

Title:

Date:

NOTICE OF DOE APPROVAL OF
MATURITY EXTENSION ELECTION NOTICE
Notice is hereby given to FFB that the preceding Maturity Extension Election Notice made by the Borrower identified therein has been approved by DOE for purposes of the Note identified therein.

SECRETARY OF ENERGY,
acting through his or her
duly authorized designee

By:

Name:

Title:

Date:

MATURITY EXTENSION ELECTION NOTICE (DOE APPROVAL REQ'D) - page 4

DOE (Title XVII)                            GEORGIA POWER COMPANY

EXHIBIT D
TO
NOTE PURCHASE AGREEMENT

FORM

OF

OPINION OF BORROWER'S COUNSEL

re:

BORROWER INSTRUMENTS

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

February 20, 2014
Federal Financing Bank Main Treasury Building
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Ladies and Gentlemen:
We have acted as counsel to Georgia Power Company, a Georgia corporation (the “Borrower”), in connection with (i) the issuance by the Borrower of a future advance promissory note dated as of February 20, 2014 to the Federal Financing Bank (“FFB”) in a maximum principal amount of $3,462,409,177 (the “Note”), and (ii) a Note Purchase Agreement dated as of February 20, 2014 (the “Note Purchase Agreement” and, together with the Note, the “Borrower’s Instruments”), among FFB, the Borrower and the U.S. Department of Energy, acting by and through the Secretary of Energy (the “Guarantor”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Note Purchase Agreement.
We are rendering the opinions set forth herein at the request of the Borrower in accordance with Section 3.2.2 of the Note Purchase Agreement. This Opinion Letter is intended solely for the benefit of the FFB in connection with the Note Purchase Agreement, and may not be relied upon by any other Person or for any other purpose. No part of this Opinion Letter may be quoted, incorporated or otherwise referred to in any other document or communication or filed with or otherwise furnished to any other Person without our prior written consent, except that FFB may furnish a copy of this Opinion Letter: (a) in connection with any legal proceedings relating to the Borrower’s Instruments or the enforcement thereof; (b) as may otherwise be required by applicable law or legal process; or (c) to permitted prospective and actual assignees of, and participants in the interests of, FFB under the Borrower’s Instruments. For the avoidance of doubt, it is agreed that any Person who becomes an assignee of FFB’s interest in the Borrower’s Instruments in accordance with the terms of the Borrower’s Instruments may rely on this Opinion Letter as though delivered to such Person on the date hereof. In all cases, reliance upon this Opinion Letter is conditioned upon acceptance of the assumptions, qualifications and other limitations that are set forth herein.
In rendering our opinions herein, we have also examined copies of: (a) the Borrower’s Instruments; (b) the charter and by-laws of the Borrower (certified by an officer of the Borrower as currently in effect); (c) a certificate of existence for the Borrower issued by the Secretary of State of the State of Georgia dated February [ ], 2014 and a tax clearance certificate for the Borrower issued by the Georgia Department of Revenue dated February [ ], 2014; and (d) resolutions adopted by the Board of Directors of the Borrower (certified by an officer of the
ATLANTA BEIJING CHICAGO HONG KONG NEW YORK NORFOLK ORANGE COUNTY PORTLAND
RALEIGH RICHMOND SAN DIEGO SHANGHAI TYSONS CORNER VIRGINIA BEACH WASHINGTON, DC

February 20, 2014

Borrower as currently in effect) relating to the Borrower’s Instruments and the Transactions (Items (b) through (d) above are referred to collectively as the “Organizational Documents”). In addition, we have reviewed a copy of the Loan Guarantee Agreement, dated as of the date hereof, between the Borrower and the Guarantor (the “Loan Guarantee Agreement”).
In addition, we have made such investigations of the statutes and regulations of the States of New York and Georgia, and the federal statutes and regulations of the United States of America, which in our professional judgment, we believe are applicable to the Borrower for purposes of providing this Opinion Letter (collectively, the “Applicable Laws”).
For the purposes of this Opinion Letter: (a) the term “Transactions” means the execution and delivery by the Borrower of the Borrower’s Instruments and the transactions contemplated thereby; and (b) the term “Georgia Power Material Written Agreement” used in paragraph 7 below includes only: (i) those documents filed as (A) Exhibits 4(c)1, 4(c)2, and 10(c)1 through 10(c)25, inclusive, to the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, (B) Exhibits 4(c)1, 4(c)2, and 10(c)1 to the Borrower’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, (C) Exhibits 10(c)1 and 10(c)2 to the Borrower’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and (D) Exhibit 4(c)1 to the Borrower’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, in each case as filed with the United States Securities and Exchange Commission; and (ii) those agreements listed on Schedule A hereto.
In addition, we have reviewed the financing order issued by the Georgia Public Service Commission on October 28, 2013 pursuant to Section 46-2-28 of the Official Code of Georgia Annotated (the “PSC Financing Order”).
In conducting our examinations, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies (whether or not certified). In addition, we have assumed, and without independent investigation have relied upon, the factual accuracy of the representations, warranties and other information contained in the items we examined, upon one or more certificates as to certain factual matters from officers of the Borrower and upon the assumptions we have made in this Opinion Letter. We have not conducted or commissioned any search of the books, records, files, financial statements or tax returns of any Person, searched any internal file, court file, public record or other information source, or undertaken any other independent investigation, examination or inquiry to determine or confirm the existence or absence of any facts relevant to the opinions expressed herein. The Borrower’s Instruments and Organizational Documents are the only items of their respective types reviewed by us in connection with or covered by us in this Opinion Letter. In addition, we have not conducted a docket search or otherwise conducted an independent review or investigation of any official records of any court or Governmental Authority.
We have assumed for purposes of our opinion that the Secretary of the United States Department of Energy has made all of the consultations required under Title XVII of the Energy Policy Act of 2005 (42 U.S.C. Sections 16511 through 16514)(“Title XVII”), and the regulations promulgated thereunder at 10 C.F.R. Part 609 (the “Title XVII Regulations”),

February 20, 2014

including, without limitation, the consultations with the Secretary of the Treasury required by Section 1702(a) of Title XVII (42 U.S.C. Section 16512(a)) and 10 C.F.R. Section 609.9(d)(4), and has made the required determinations under Title XVII and the Title XVII Regulations, including, without limitation, the determinations required by Section 1702(d) of Title XVII (42 U.SC. Section 16512(d)) and Section 1702(e) of Title XVII (42 U.S.C. 16512(e)). In addition, we have assumed for purposes of our opinion that the Project meets the technical requirements of Section 1703(a) of Title XVII (42 U.S.C. Section 16513(a)) and constitutes an “advanced nuclear energy facility” under Section 1703(b)(4) of Title XVII (42 U.S.C. 16513(b)(4)). In addition, we have assumed: (i) the Office of Management and Budget (“OMB”) has reviewed and approved the Guarantor’s calculation of the credit subsidy cost for the Borrower’s loan guarantee in accordance with the requirements of 10 C.F.R. Section 609.9(d)(4), and that such credit subsidy cost was determined in accordance with the requirements of the Federal Credit Reform Act of 1990 (2 U.S.C. Sections 661a through 661f), and the related pronouncements of the OMB thereunder (OMB Circular A-11, Part 5 and OMB Circular A-129); and (ii) the Director of the OMB has made the determinations required under the Omnibus Appropriations Act, 2009, P.L. No. 111-8, Division C, Title III, as amended by Section 408 of the Supplemental Appropriations Act, 2009, P.L. No. 111-32 (the “Appropriations Act”) and has certified in writing compliance with the requirements of the Appropriations Act.
We express no opinion respecting the Borrower’s Instruments, or any right, power, privilege, remedy or interest intended or purported to be created thereunder, insofar as: (a) any of the rights, powers, privileges, remedies and interests of a Person thereunder may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws affecting any rights, powers, privileges, remedies and interests of creditors generally (including, without limitation, post-petition interest), (ii) rules or principles (of equity, public policy or otherwise) affecting the enforcement of obligations generally, whether considered at law, in equity or otherwise, including (without limitation) those pertaining to materiality, good faith, fair dealing, diligence, reasonableness, unconscionability, impossibility of performance, suretyship rights or defenses (of a co-borrower, guarantor or otherwise), waiver, laches, estoppel or judicial deference, or (iii) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including (without limitation) specific performance, injunctive relief and indemnification; (b) the rights, powers, privileges, remedies and interests of any Person under any Borrower’s Instruments or applicable law may be exercised or otherwise enforced in bad faith, in a commercially unreasonable manner or for immaterial breaches; and (c) agreements to agree, exculpations and indemnifications, penalties, jury trial and other waivers, releases, and powers of attorney, without which terms and provisions (and assuming that a court would sever any such terms and provisions from such respective Borrower’s Instruments) FFB nevertheless has legally adequate rights and remedies under the Borrower’s Instruments and applicable law for pursuit of a claim for principal and interest owed by the Borrower under the Note, subject, however, to clauses (a) and (b) above, and the other paragraphs of this Opinion Letter.
We express no opinion with respect to the selection of any governing law, jurisdiction or venue other than New York, or of any federal court jurisdiction or venue in any jurisdiction where the requisite federal requirements have not been met, or the applicable laws of any county, town, municipality or other local or special political subdivision. Furthermore, we express no

February 20, 2014

opinion as to matters pertaining to any applicable law respecting: the USA Patriot Act of 2001, as amended, or any other applicable law pertaining to restricted or embargoed assets, countries or persons; employment or labor; pension or benefit plans; antitrust or unfair competition; racketeering; fiduciary duties; taxes or levies; securities, futures, commodities and the like; assignment of governmental accounts, contracts or claims; any copyrights, patents, trademarks or other intellectual property; or except as noted in paragraphs number 6 and 7(c) below, any filings or notices. In addition, we express no opinion with respect to the Atomic Energy Act of 1954, as amended, the Cargo Preference Act of 1954, as amended, Section 1702(k) of Title XVII or the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Our express assumptions and qualifications are not in limitation of others that customarily apply (expressly or impliedly) to legal opinion letters, including that: (a) each party to a Borrower’s Instrument or other document we examined (other than the Borrower): (i) has satisfied all legal requirements applicable to it to the extent necessary to make each such document enforceable by or against it, and (ii) is properly identified therein; (b) other than with respect to the Borrower, each Borrower’s Instrument has been duly executed and delivered by each party thereto and, each such Borrower’s Instrument is the legal, valid and binding obligation of each such party, enforceable as written against each such party in accordance with its terms and provisions; (c) there has not been any mutual mistake of fact, misunderstanding, fraud, duress or undue influence, and any requirement of good faith, fair dealing and conscionability has been met; (d) there are no written or oral agreements or understandings among the parties, and there is no usage of trade or course of dealing among the parties, that in either case would define, supplement or qualify any term or provision of any Borrower’s Instrument; (e) no Person will in the future take any action (including a decision not to act) that: (1) is prohibited under any Borrower’s Instrument, or (2) may be permitted, but not required, under any Borrower’s Instrument if such action would result in any violation of applicable law or constitute any violation or default under any other Borrower’s Instrument; (f) the proceeds of the loans to be made to the Borrower pursuant to the Borrower’s Instruments will be disbursed in accordance with the Borrower’s Instruments and at Closing, not less than $1,000,000 will be so disbursed; (g) all conditions precedent to the effectiveness of the Borrower’s Instruments have been duly satisfied or waived; (h) each of the documents we examined would be enforced as written; and (i) each certificate, report or other document issued by any governmental official, office or agency concerning any person, real or personal property, or status is, and all public records (including their proper indexing and filing) are, accurate, complete, authentic and current.
Our opinions are limited to the date hereof. We do not undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the Closing. Whenever any opinion in this Opinion Letter refers to or includes the performance of any obligation or the issuance of any instrument or certificate after the Closing, it is based on our assumption that: (i) all relevant facts and circumstances will be the same at such future time as we believe them to be at the Closing (except as noted in the next clause); (ii) each party will have taken all future or further actions necessary or appropriate thereto; (iii) no relevant filings, approvals, permits or similar items will have expired or otherwise adversely changed; and (iv) no changes will have occurred in any of the Borrower’s Instruments, other relevant documents, applicable law, trade usage or course of dealings.

February 20, 2014

Finally, for purposes of this Opinion Letter we express no opinion as to the laws of any jurisdiction other than the Applicable Laws. Also please be aware that, consistent with the opinion practices of the New York and Georgia bars, our opinions contained in this Opinion Letter are expressions of our professional judgment regarding the legal matters addressed and are not guarantees or warranties that a court or other authority will reach any particular result. This Opinion Letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein.
Based upon and subject to the foregoing, we are of the opinion that:
1.The Borrower is a corporation validly existing and in good standing under the laws of the State of Georgia.
2.The Borrower has the corporate power and authority to carry on the public utility business in which it is engaged and to execute and deliver, and perform its obligations under, the Borrower’s Instruments.
3.The Borrower has taken all necessary corporate action to authorize the execution and delivery, and performance of its obligations under, the Borrower’s Instruments.
4.Each of the Borrower’s Instruments has been duly executed and delivered by the Borrower.
5.Each of the Borrower’s Instruments constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
6.The Borrower has received all Governmental Approvals required to be obtained by the Borrower to enter into and perform its obligations under the Borrower’s Instruments.
7.The execution and delivery by the Borrower of the Borrower’s Instruments and the performance of its obligations thereunder, as of the date hereof, in accordance with their respective terms (a) will not violate the Organizational Documents of the Borrower, (b) will not result in a material breach or constitute an event of default under any Georgia Power Material Written Agreement, (c) will not violate the PSC Financing Order, and (d) will not violate either (i) assuming the Borrower’s compliance with the covenants in the Loan Guarantee Agreement as to the application of proceeds, Regulations T, U or X of the Board of Governors of the Federal Reserve System or (ii) any existing Applicable Laws.
We confirm to you that, to our knowledge, based solely on the representation of the Borrower in Section 8.9(b) of the Note Purchase Agreement (a copy of which is attached hereto as Part I of Schedule B) and the conducting of a survey of lawyers within our firm who have performed legal services for the Borrower, that, except as disclosed in writing to FFB and the Secretary in Schedule II to the Note Purchase Agreement (a copy of which is attached hereto as

February 20, 2014

Part II of Schedule B), there is no litigation or other proceeding pending, or threatened in writing, against the Borrower in any court or before any Governmental Authority which challenge the validity as to the Borrower or the enforceability against the Borrower of any of the Borrower’s Instruments, or seeks to enjoin the performance by the Borrower of, the Borrower’s Instruments.
Very truly yours,
TROUTMAN SANDERS LLP

SCHEDULE A TO OPINION LETTER
1.Term Loan Agreement, dated as of November 20, 2013, by and between Georgia Power Company and Intesa Sanpaolo S.p.A.
2.Term Loan Agreement, dated as of November 20, 2013, by and between Georgia Power Company and Canadian Imperial Bank of Commerce, New York Agency
3.Term Loan Agreement, dated as of November 20, 2013, by and between Georgia Power Company and Branch Banking and Trust Company
4.Trust Indenture, dated as of July 1, 2009, by and between the Development Authority of Burke County (Georgia) (the “Burke Authority”) and The Bank of New York Trust Company, N.A., as trustee, and the related Loan Agreement, dated as of July 1, 2009 by and between Georgia Power Company and the Burke Authority
5.Trust Indenture, dated as of June 1, 2012, by and between the Burke Authority and The Bank of New York Trust Company, N.A., as trustee, and the related Loan Agreement, dated as of June 1, 2012 by and between Georgia Power Company and the Burke Authority
6.Trust Indenture, dated as of November 1, 2013, by and between the Burke Authority and The Bank of New York Trust Company, N.A., as trustee, and the related Loan Agreement, dated as of November 1, 2013 by and between Georgia Power Company and the Burke Authority
7.Trust Indenture, dated as of September 1, 2009, by and between the Development Authority of Bartow County (Georgia) (the “Bartow Authority”) and The Bank of New York Trust Company, N.A., as trustee, and the related Loan Agreement, dated as of September 1, 2009 by and between Georgia Power Company and the Bartow Authority

SCHEDULE B TO OPINION LETTER

I.	Representation Provided by the Borrower in Section 8.9(b) of the Note Purchase Agreement
Except as disclosed in writing to FFB and the Secretary in Schedule II to this Agreement, there is no litigation or other proceeding pending, or threatened in writing, against the Borrower in any court or before any Governmental Authority which challenges the validity as to the Borrower or the enforceability against the Borrower of any of the Borrower’s Instruments, or seeks to enjoin the performance by the Borrower of, the Borrower’s Instruments.

II.	Information Provided by the Borrower in Schedule II to the Note Purchase Agreement
The Borrower notes that a number of environmental advocacy groups have made public statements in opposition to the issuance of federal loan guarantees to the Borrower, including the Southern Alliance for Clean Energy (“SACE”). Further, SACE has filed numerous requests under the Freedom of Information Act (“FOIA”) for information regarding such loan guarantees and has been involved in litigation with the DOE with respect to such FOIA requests. While the Borrower is not aware of any written threat by any such groups to challenge the validity or enforceability of the Borrower Instruments or to seek to enjoin performance by the Borrower thereunder, the Borrower can provide no assurance that it is aware of all statements (public or otherwise) made by such groups.

EXHIBIT E
TO
NOTE PURCHASE AGREEMENT

FORM

OF

OPINION OF SECRETARY'S COUNSEL

re:

SECRETARY'S GUARANTEE

February 20, 2014
Federal Financing Bank Main Treasury Building
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
U.S. Department of Energy
Loan Guarantee Program - Loan No. 1021
Ladies and Gentlemen:
As the _________ General Counsel of the United States Department of Energy (the
“Department”), I am familiar with the Secretary’s Guarantee dated as of February 20, 2014 (the “Secretary’s Guarantee”) issued by the Secretary of Energy (the “Secretary”) relating to the Future Advance Promissory Note dated as of February 20, 2014, issued by Georgia Power Company, payable to the Federal Financing Bank in the maximum principal amount of $3,462,409,117, pursuant to the Note Purchase Agreement dated as of February 20, 2014 (the “Note Purchase Agreement”), by and among the Federal Financing Bank, Georgia Power Company, as the borrower, and the Secretary of Energy, acting through the Department.
For purposes of rendering this opinion, I (or members of my staff) have reviewed (i) Title XVII of the Energy Policy Act of 2005, Pub. L. No. 109-58, as amended, including without limitation as amended by section 406 of the American Recovery and Reinvestment Act of 2009, Pub. L. No.111-5 (“Title XVII”) and the regulations promulgated thereunder, (ii) an executed original of the Secretary’s Guarantee, (iii) an executed original of the Note Purchase Agreement, and (iv) originals, or copies certified or otherwise identified to our satisfaction, of such other agreements, instruments, certificates, records, and other documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.
This opinion is delivered to you pursuant to section 4.2(c) of the Note Purchase Agreement.
Based on the foregoing and upon such further investigation as I have deemed necessary, I am of the opinion that:
1.    The execution and delivery of the Secretary’s Guarantee on behalf of the
Secretary, the consummation by the Department of the transactions contemplated thereby, and the performance by the Department of the Secretary’s obligations thereunder are authorized by applicable law.

2.    The Secretary’s Guarantee has been executed and delivered by an official of the Department who is duly authorized to execute and deliver such document on behalf of the Secretary.

3.    Pursuant to the Note Purchase Agreement, the obligation of the United States of America to pay amounts due and payable under the Secretary’s Guarantee when such amounts become due and payable in accordance with its terms, constitutes the absolute obligation of the United States of America, against which no offset may be made by the United States of America in discharge of its obligation to make these payments.

4.    Pursuant to section 1702(j) of Title XVII, the full faith and credit of the United States is pledged to the payment of all amounts due and payable under the Secretary’s Guarantee with respect to principal and interest.
Sincerely,
General Counsel
_______

2

EXHIBIT F
TO
NOTE PURCHASE AGREEMENT
FORM
OF

SECRETARY'S CERTIFICATE

SECRETARY'S CERTIFICATE
Federal Financing Bank Main Treasury Building
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Reference is made to:
(a)the Program Financing Agreement dated as of September 2, 2009, made by and between the Federal Financing Bank ("FFB") and the Secretary of Energy (the "Secretary") (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Program Financing Agreement");
(b)the Note Purchase Agreement dated as of February 20, 2014 (the "Note Purchase Agreement), made by and among FFB, Georgia Power Company (the "Borrower"), and the
Secretary; and
(c)the Future Advance Promissory Note dated as of February 20, 2014 (the "Note"), issued by the Borrower payable to FFB in the maximum principal amount of $3,462,409,117.
Pursuant to section 3.3.1(c) of the Note Purchase Agreement, the undersigned hereby certifies the following:
1.I am the Chief Operating Officer, Loan Programs Office, U.S. Department of Energy.

2.I have been given the authority to execute this Certificate on behalf of the Secretary, and to deliver it to FFB, and that this authority is valid and in full force and effect as of the date hereof.

3.I am furnishing this certificate to FFB with the intent that it be relied upon by FFB as a basis for taking or withholding action under the Note Purchase Agreement.

SECRETARY'S CERTIFICATE - page 1

4.As the duly authorized designate of the Secretary for these purposes, I have duly executed on behalf of the Secretary a guarantee dated February 20, 2014 (the "Secretary's Guarantee"), relating to the Note.

5.The executed Secretary's Guarantee conforms exactly to the form of "Secretary's Guarantee" prescribed in the Note Purchase Agreement.

6.The Department of Energy, as compliance agent for FFB under the Program Financing Agreement, has received from the Borrower both the certifications regarding lobbying that is required to be filed by recipients of federal loans, in the form of certificate set forth in Appendix A to 31 C.F.R. Part 21 and, if required under 31 C.F.R. Part 21, the disclosure forms to report lobbying, in the form of disclosure form set forth in Appendix B to 31 C.F.R. Part 21. The Department of Energy Loan Programs Office retains custody of the executed original certificates (and, if applicable, disclosure forms) as agent for FFB under the terms of the Program Financing Agreement, subject to delivery of actual possession of the original certificate (and, if applicable, disclosure form) to FFB or its designate upon request by FFB or its designate.

7.The Borrower has certified to the Department of Energy that the Borrower does not have a judgment lien against any of its property for a debt owed to the United States of America and that the Borrower does not have an outstanding debt (other than a debt under the Internal Revenue Code of 1986) owed to the United States of America or any agency thereof that is in delinquent status, as the term "delinquent status" is defined in 31 C.F.R. § 285.13(d).

SECRETARY'S CERTIFICATE - page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate and caused it to be delivered to FFB.
SECRETARY OF ENERGY
acting through his or her duly
authorized designate

Signature:

Name:	April Stephenson

Title:	Chief Operating Officer
Loan Programs Office

Date:	February 20, 2014

SECRETARY'S CERTIFICATE - page 3

EXHIBIT G
TO
NOTE PURCHASE AGREEMENT
FORM
OF
SECRETARY'S GUARANTEE

SECRETARY'S GUARANTEE
The United States of America, acting through the Secretary of Energy ("Secretary"), hereby guarantees to the Federal Financing Bank, its successors and assigns ("FFB"), all payments of principal, interest, premium (if any), and late charges (if any), when and as due in accordance with the terms of the note dated February 20, 2014, issued by Georgia Power Company (the "Borrower") payable to FFB in the maximum principal amount of $3,462,409,117, to which this Secretary's Guarantee is attached (such note being the "Note"), with interest on the principal until paid, irrespective of (i) acceleration of such payments under the terms of the Note, or (ii) receipt by the Secretary of any sums or property from its enforcement of its remedies for the Borrower's default.
This Secretary's Guarantee is issued pursuant to Title XVII of the Energy Policy Act of 2005, as amended (42 U.S.C. § 16511 et seq.), section 6 of the Federal Financing Bank Act of 1973 (12 U.S.C. § 2285), and the Note Purchase Agreement dated as of February 20, 2014, among FFB, the Borrower, and the Secretary.
UNITED STATES OF AMERICA

By:

Name:	April Stephenson

Title:	Chief Operating Officer
Loan Programs Office
Department of Energy

Date:	February 20, 2014

SECRETARY'S GUARANTEE